UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to
Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )
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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12
Amplitude, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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LETTER TO THE STOCKHOLDERS
San Francisco, California
April    , 2024
Dear Stockholder,
I am pleased to invite you to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Amplitude, Inc. (the “Company” or “Amplitude”), which will be held online via live audio webcast at www.virtualshareholdermeeting.com/AMPL2024, on June 11, 2024 at 9:00 a.m. PT.
The attached Notice of 2024 Annual Meeting of Stockholders and Proxy Statement contain details of the business to be conducted at the Annual Meeting.
Your vote is important. Whether or not you attend the Annual Meeting online, I urge you to vote and submit your proxy via the internet, by phone or by mail as soon as possible. If you decide to attend the Annual Meeting online, you will be able to vote electronically at the Annual Meeting, even if you have previously submitted your proxy.
Thank you for your support.
Sincerely,
Spenser Skates
Chairperson of the Board & Chief Executive Officer
2024 Proxy Statement

AMPLITUDE, INC.
NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

Date and Time June 11, 2024 (Tuesday) 9:00 a.m. PT	Location Online at: www.virtualshareholdermeeting.com/AMPL2024	Who Can Vote Stockholders as of April 12, 2024 are eligible to vote.
Time	9:00 a.m. PT on Tuesday, June 11, 2024
Place
Virtually at www.virtualshareholdermeeting.com/AMPL2024. Please refer to the accompanying proxy statement for information on how to register and attend the virtual Annual Meeting. There is no physical location for the Annual Meeting.

Items of Business
1. To elect Ron Gill, Elisa Steele, Eric Vishria and James Whitehurst as Class III Directors, to serve until the 2027 Annual Meeting of Stockholders and until each such director’s respective successor is elected and qualified;

2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;
3. To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers;
4. To approve the amendment and restatement of the Company’s restated certificate of incorporation to provide for the exculpation of officers; and
5. To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
Voting
Whether or not you attend the Annual Meeting online, it is important that your shares of common stock be represented and voted at the Annual Meeting. Please refer to the accompanying proxy statement for information on how to vote prior to the Annual Meeting. If you decide to attend the Annual Meeting online, you will be able to vote electronically using the control number on your Notice of Internet Availability, on your proxy card or in the instructions accompanying your proxy materials, even if you have previously submitted your proxy.

Who Can Vote
Only stockholders of record at the close of business on April 12, 2024 are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection for 10 days prior to the Annual Meeting at our executive offices. In addition, a list of stockholders of record will be available during the Annual Meeting for inspection by stockholders of record for any purpose related to the Annual Meeting at www.virtualshareholdermeeting.com/AMPL2024.

2024 Proxy Statement

2024 Proxy Statement

PROXY STATEMENT SUMMARY
This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Amplitude, Inc. (“we,” “us,” “our,” the “Company” or “Amplitude”) of proxies to be voted at our 2024 Annual Meeting of Stockholders to be held on Tuesday, June 11, 2024, at 9:00 a.m. PT (the “Annual Meeting”), and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live audio-only webcast. There is no physical location for the Annual Meeting. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our Annual Meeting by enabling stockholders to participate from any location around the world. We have designed the virtual meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions during the Annual Meeting through the virtual meeting platform. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/AMPL2024 at the meeting date and time. Please refer to “What will I need in order to attend the Annual Meeting?” below for information on how to register and attend the Annual Meeting. The mailing address of our principal executive offices is Amplitude, Inc., 201 3rd Street, Suite 200, San Francisco, California 94103.
Holders of record of outstanding shares of Class A common stock, $0.00001 par value per share (“Class A common stock”), and Class B common stock, $0.00001 par value per share (“Class B common stock” and, together with the Class A common stock, “common stock”), as of the close of business on April 12, 2024 (the “Record Date”), will be entitled to notice of, and to vote at, the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. The holders of our Class A common stock and Class B common stock will vote as a single class on all matters presented at the Annual Meeting. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B common stock is entitled to five votes on each proposal. Stockholders are not permitted to cumulate votes with respect to the election of directors. As of the Record Date, there were 88,407,197 shares of Class A common stock outstanding and 33,349,488 shares of Class B common stock outstanding.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 11, 2024
Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Annual Meeting materials, which include this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Annual Report”), over the internet in lieu of mailing printed copies. We expect to begin mailing the Notice of Internet Availability to our stockholders of record as of the Record Date for the first time on or about April 29, 2024. The Notice of Internet Availability will contain instructions on how to access and review the Annual Meeting materials and will also contain instructions on how to request a printed copy of the Annual Meeting materials. In addition, we have provided brokers, dealers, banks, voting trustees, and their nominees, at our expense, with additional copies of our proxy materials and the 2023 Annual Report so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date.
This proxy statement and our 2023 Annual Report are available at www.proxyvote.com.
2024 Proxy Statement	1

PROPOSALS
At the Annual Meeting, our stockholders will be asked:
Proposals	Board Vote Recommendations	For Further Details

To elect Ron Gill, Elisa Steele, Eric Vishria, and James Whitehurst as Class III Directors, to serve until the 2027 Annual Meeting of Stockholders and until each such director’s respective successor is elected and qualified;
	“FOR” each director nominee	Page 9
To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;	“FOR”	Page 15
To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers;	“FOR”	Page 19
To approve the amendment and restatement of the Company’s restated certificate of incorporation to provide for the exculpation of officers; and	“FOR”	Page 21
To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
The Board knows of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Recommendations of the Board
The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by phone or internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board recommends that you vote:
(1)
FOR the election of each of Ron Gill, Elisa Steele, Eric Vishria, and James Whitehurst as Class III Directors, to serve until the 2027 Annual Meeting of Stockholders and until each such director’s respective successor is elected and qualified;

(2)	FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;
(3)	FOR the approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers; and
(4)	FOR the amendment and restatement of the Company’s restated certificate of incorporation to provide for the exculpation of officers.
2024 Proxy Statement	2

Information About This Proxy Statement
Why you received this proxy statement. We have made this proxy statement and proxy card available to you on the internet or, upon your request, have delivered printed proxy materials to you, because the Board is soliciting your proxy to vote at the Annual Meeting, including at any continuations, postponements, or adjournments of the Annual Meeting. You are invited to attend the Annual Meeting online to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy over the phone, via the internet, or by mail.
This proxy statement, the Notice of Internet Availability, the notice and accompanying proxy card will be first made available for access on or about April 29, 2024 to all stockholders of record entitled to vote at the Annual Meeting.
Householding. We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice of Internet Availability and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, or if you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please write to our Investor Relations department at:
Amplitude, Inc.
Attention: Investor Relations
201 3rd Street, Suite 200
San Francisco, California 94103
Phone: (650) 988-5131
or at investors.amplitude.com/shareholder-services/investor-contacts.
Alternatively, stockholders who received one set of materials due to householding may revoke their consent for future mailings at any time by mail or phone by contacting:
Broadridge Householding Department
51 Mercedes Way
Edgewood, NY 11717
Phone: (866) 540-7095
Street name stockholders may contact their broker, bank, or other nominee to request information about householding.
2024 Proxy Statement	3

QUESTIONS AND ANSWERS ABOUT
THE 2024 ANNUAL MEETING OF STOCKHOLDERS
Who is entitled to vote at the Annual Meeting?
The Record Date for the Annual Meeting is April 12, 2024. Holders of either class of our common stock as of the close of business on the Record Date may vote at the Annual Meeting. As of the Record Date, there were 88,407,197 shares of our Class A common stock outstanding and 33,349,488 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B common stock is entitled to five votes on each proposal. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our common stock.
What is the difference between being a “Registered Holder” and holding shares in “street name” as a “Beneficial Holder”?
A “Registered Holder” is a stockholder of the Company that holds shares in such stockholder’s name as of the close of business on the Record Date. A “Beneficial Holder” is a stockholder of the Company that holds, as of the close of business on the Record Date, shares in “street name,” meaning the shares are held in the name of a bank or broker on a person’s behalf.
Am I entitled to vote if I am a Beneficial Holder that holds my shares in “street name” through a bank or broker?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the beneficial owner of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction form. As the Beneficial Holder, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions.
Alternatively, you may vote your shares by attending the Annual Meeting and voting during the Annual Meeting. Please see “What will I need in order to attend the Annual Meeting?” below for instructions on how to attend the Annual Meeting and vote your shares.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of our common stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.
What does it mean if I receive more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the internet, or by mail.
2024 Proxy Statement	4

How can I vote my shares, and participate, at the Annual Meeting?
This year’s Annual Meeting will be held entirely online to allow greater participation. Stockholders may participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/AMPL2024. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability, on your proxy card, or on the instructions that accompanied your proxy materials. Shares held in your name as the Registered Holder may be voted electronically during the Annual Meeting. Shares for which you are the Beneficial Holder but not the Registered Holder also may be voted electronically during the Annual Meeting. However, even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.
How can I vote my shares without attending the Annual Meeting?
To vote your shares without attending the Annual Meeting, please follow the instructions for internet or telephone voting on the Notice of Internet Availability. If you request printed copies of the proxy materials by mail, you may also vote by signing and submitting your proxy card and returning it by mail, if you are the Registered Holder, or by signing the voter instruction form provided by your bank or broker and returning it by mail, if you are the Beneficial Holder but not the Registered Holder. This way your shares will be represented whether or not you are able to attend the Annual Meeting.
What will I need in order to attend the Annual Meeting?
You are entitled to attend the virtual Annual Meeting only if you were a Registered Holder as of the Record Date, or you hold a valid proxy for the Annual Meeting. You may attend the Annual Meeting, vote and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/AMPL2024 and using your 16-digit control number to enter the meeting. If you are not a Registered Holder but hold shares as a Beneficial Holder in street name, you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the Record Date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee or other similar evidence of ownership. If you do not comply with the procedures outlined above, you will not be admitted to the virtual Annual Meeting.
How can I submit a question at the Annual Meeting?
If you want to submit a question during the Annual Meeting, log-in to www.virtualshareholdermeeting.com/AMPL2024, type your question in the “Ask a Question” field and click “Submit.” Appropriate questions pertinent to meeting matters will be read and answered during the meeting, subject to time constraints. The questions and answers will be available as soon as practical after the Annual Meeting at investors.amplitude.com and will remain available for one week after posting.
What is a proxy?
A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy, that designation also is called a “proxy” or, if in a written document, a “proxy card.” Spenser Skates and Christopher Harms have been designated as proxies for the Annual Meeting.
Can I change my vote after I submit my proxy?
Yes. If you are a Registered Holder, you may revoke your proxy and change your vote:
2024 Proxy Statement	5

•	by submitting a duly executed proxy bearing a later date;
•	by granting a subsequent proxy through the internet or by phone;
•	by giving written notice of revocation to the Secretary of the Company prior to the Annual Meeting; or
•	by voting online at the Annual Meeting.
Your most recent proxy card or internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary of the Company before your proxy is voted or you vote online at the Annual Meeting as described above.
If your shares are held in street name (i.e., if you are a Beneficial Holder), you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting.
Who will count the votes? Is my vote confidential?
A representative of Broadridge Investor Communication Solutions will act as Inspector of Elections, supervise the voting, decide the validity of proxies, and receive and tabulate proxies. As a matter of policy, we keep confidential all stockholder meeting proxies, ballots, and voting tabulations that identify individual stockholders. In addition, the vote of any stockholder is not disclosed except as may be necessary to meet legal requirements.
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. See “Recommendations of the Board” above.
Will any other business be conducted at the Annual Meeting?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Why hold a virtual meeting instead of a physical meeting?
Our Board believes that holding a virtual Annual Meeting will facilitate stockholder attendance and participation at our Annual Meeting by enabling stockholders to participate from any location around the world. With this live audio-only webcast format, we believe we will provide you with substantially the same opportunities to participate as you would have at an in-person meeting, including the right to vote and ask questions during the Annual Meeting through the virtual meeting platform.
What if I have trouble accessing the Annual Meeting virtually?
The virtual meeting platform is fully supported across browsers and devices (desktops, laptops, tablets and smartphones) running the most up-to-date version of applicable software and plugins. Participants should ensure that they have a strong internet connection wherever they intend to participate in the Annual Meeting.
2024 Proxy Statement	6

We encourage you to access the Annual Meeting 15 minutes prior to the start time. If you need further assistance accessing the Annual Meeting, technical support numbers will be posted on the Annual Meeting website.
How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?
Proposal	Votes Required	Effect of Votes Withheld/ Abstentions and Broker Non-Votes

Proposal 1: To elect Ron Gill, Elisa Steele, Eric Vishria, and James Whitehurst as Class III directors, to serve until the 2027 Annual Meeting of Stockholders and until each such director’s respective successor is elected and qualified
	A plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors.	Votes withheld and broker non-votes will have no effect.
Proposal 2: To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024	The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes).	Abstentions and broker non-votes, if any, will have no effect. We do not expect any broker non-votes on this proposal.
Proposal 3: To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers	The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes).	Abstentions and broker non-votes, if any, will have no effect.
Proposal 4: To approve the amendment and restatement of the Company’s restated certificate of incorporation to provide for the exculpation of officers	The affirmative vote of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote.	Abstentions and broker non-votes will have the same effect as a vote against this proposal.
2024 Proxy Statement	7

What is a “vote withheld” and an “abstention,” and how will votes withheld and abstentions be treated?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, the approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers or the approval of the amendment and restatement of the Company’s restated certificate of incorporation to provide for the exculpation of officers, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of KPMG LLP or the approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers. Abstentions on the approval of the amendment and restatement of the Company’s restated certificate of incorporation to provide for the exculpation of officers will have the same effect as a vote against this proposal.
What are “broker non-votes,” and do they count for determining a quorum?
Generally, “broker non-votes” occur when shares held by a broker in “street name” for a Beneficial Holder are not voted with respect to a particular proposal because the broker (i) has not received voting instructions from the Beneficial Holder and (ii) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a Beneficial Holder on “routine” matters, such as the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the Beneficial Holder of such shares, a broker is not entitled to vote shares held for a Beneficial Holder on “non-routine matters,” such as the election of directors (even if not contested),the approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers or the approval of the amendment and restatement of the Company’s restated certificate of incorporation to provide for the exculpation of officers. Broker non-votes count for purposes of determining whether a quorum is present.
Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting, and we will report the final results in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the Annual Meeting.
2024 Proxy Statement	8

Proposal No. 1: Election of Directors
We currently have nine directors on our Board. At the Annual Meeting, four Class III Directors—Ron Gill, Elisa Steele, Eric Vishria, and James Whitehurst—are nominees to be elected to hold office until the 2027 Annual Meeting of Stockholders and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation, or removal.
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
As set forth in our Restated Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class I, whose term will expire at the 2025 Annual Meeting of Stockholders; Class II, whose term will expire at the 2026 Annual Meeting of Stockholders; and Class III, whose current term expires at the 2024 Annual Meeting of Stockholders. The current Class I Directors are Spenser Skates and Erica Schultz; the current Class II Directors are Pat Grady, Curtis Liu, and Catherine Wong; and the current Class III Directors are Ron Gill, Elisa Steele, Eric Vishria, and James Whitehurst. Our Restated Certificate of Incorporation provides that each class will consist, as nearly as possible, of one-third of the total number of directors.
The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of voting stock of the Company entitled to vote at an election of directors.
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented thereby for the election of each of Messrs. Gill, Vishria, and Whitehurst and Ms. Steele as a Class III Director. In the event that any of Messrs. Gill, Vishria, and Whitehurst and Ms. Steele should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board, or the Board may elect to reduce its size. The Board has no reason to believe that any of Messrs. Gill, Vishria, and Whitehurst or Ms. Steele will be unable to serve if elected. Each of Messrs. Gill, Vishria, and Whitehurst and Ms. Steele has consented to being named in this proxy statement and to serve if elected. Proxies cannot be voted for a greater number of persons than three at the Annual Meeting, the number of nominees named in this proxy statement.
Vote Required
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the four nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors.
Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
2024 Proxy Statement	9

RECOMMENDATION OF THE BOARD OF DIRECTORS The Board unanimously recommends a vote FOR the election of each of the below Class III Director nominees.
Nominees For Class III Director (terms to expire at the 2027 Annual Meeting of Stockholders)
The current members of the Board who are also nominees for election to the Board as Class III Directors are as follows:
Name	Age	Position with the Company
Ron Gill	58	Director
Elisa Steele	57	Director
Eric Vishria	44	Director
James Whitehurst	56	Lead Director
The principal occupations and business experience, for at least the past five years, of each Class III Director nominee for election at the Annual Meeting are as follows:
Ron Gill
Ron Gill has served as a member of our Board since June 2019. Mr. Gill has served as an Operating Partner of Lead Edge Capital, a growth equity investment firm, since June 2018. From August 2007 to March 2017, Mr. Gill held multiple financial leadership positions at NetSuite, Inc., a cloud computing company, most recently serving as Chief Financial Officer from July 2010 to March 2017, including through NetSuite’s acquisition by Oracle in 2016. He previously held a variety of financial positions with several technology companies, including Hyperion Solutions, SAP SE, Dell Inc., and Sony Group Corporation. Mr. Gill has served on the Board of Directors of HubSpot, Inc., a publicly-traded customer relationship management software company, since June 2012. Mr. Gill received a B.A. in Finance and Economics from Baylor University and an M.I.B. in International Business from the University of South Carolina. We believe that Mr. Gill is qualified to serve on our Board due to his extensive experience as a senior executive at public technology companies and his deep financial expertise.

2024 Proxy Statement	10

Elisa Steele
Elisa Steele has served as a member of our Board since March 2021. Ms. Steele previously served as Chief Executive Officer of Namely, Inc., a human resources software company, from August 2018 to July 2019, and as a member of the Board of Directors of Namely from August 2017 to September 2022, including as Chairperson of the Board from July 2019 to September 2022. From January 2014 to July 2017, Ms. Steele held various leadership positions at Jive Software, Inc., a collaboration software company acquired by Aurea Software, Inc., most recently serving as Chief Executive Officer and President. Ms. Steele has also previously held executive leadership positions at Microsoft Corporation, Skype Inc., Yahoo! Inc., and NetApp, Inc. She currently serves on the Boards of Directors of multiple publicly-traded technology companies, including Bumble Inc., since July 2020, JFrog Ltd., since March 2020, and Procore Technologies, Inc., since February 2020. Ms. Steele previously served as chair of the Board of Directors of Cornerstone OnDemand, Inc., a publicly-traded human capital management software company, from June 2018 to June 2021 and as a member of the Boards of Directors of Splunk, Inc., then a publicly-traded technology company, from September 2017 until Splunk was acquired by Cisco in March 2024, and Jive Software from February 2015 to June 2017. Ms. Steele received a B.S. in Business Administration from the University of New Hampshire and an M.B.A. from San Francisco State University. We believe that Ms. Steele is qualified to serve on our Board due to her marketing expertise and her extensive experience as a public and private company chief executive officer and as a board member of publicly-traded technology companies.

Eric Vishria
Eric Vishria has served as a member of our Board since December 2014. Since July 2014, Mr. Vishria has served as a General Partner of Benchmark Capital, a venture capital firm, where he focuses on early-stage infrastructure and enterprise software investments. From August 2013 to August 2014, Mr. Vishria was Vice President, Digital Magazines and Verticals at Yahoo! Inc., a web services provider. He currently serves on the Board of Directors of Confluent, Inc., a publicly-traded data solutions company, and on the Boards of Directors of numerous privately-held technology companies, including AcuityMD, Inc., Airplane Labs, Inc., Benchling, Inc., Cerebras Inc., Commerce Layer, Inc. and Contentful Global, Inc. He received a B.S. in Mathematical and Computational Science from Stanford University. We believe that Mr. Vishria is qualified to serve on our Board due to his extensive operational and marketing expertise and his service as a board member of other technology companies.

2024 Proxy Statement	11

James Whitehurst
James Whitehurst has served as a member of our Board since September 2021. Mr. Whitehurst has served as interim Chief Executive Officer and President, and as a member of the Board of Directors, of Unity Software Inc., a publicly-traded software development company, since October 2023. He has also served as a Special Advisor at Silver Lake Partners, a technology investment firm, since March 2021. He previously served as a Senior Advisor at International Business Machines Corporation (“IBM”), a global technology company, from July 2021 to May 2022, after serving as President from April 2020 to July 2021 and as Senior Vice President from July 2019 to April 2020. From January 2008 to April 2020, he served as Chief Executive Officer of Red Hat, Inc., an open source software company, including through Red Hat’s acquisition by IBM in July 2019. Prior to joining Red Hat, Mr. Whitehurst held various leadership positions at Delta Air Lines, Inc., a global airline operator, from January 2002 to August 2007, and Boston Consulting Group, a management consulting firm, from September 1989 to December 2001. Mr. Whitehurst has served on the Boards of Directors of United Airlines Holdings, Inc., a publicly-traded global airline operator, since March 2016, Tanium Inc., a privately-held cybersecurity and systems management company, since January 2022, and Software AG, a software company traded on a foreign stock exchange, since January 2023. Mr. Whitehurst previously served on the Boards of Directors of multiple publicly-traded companies, including Red Hat, from January 2008 to July 2019, SecureWorks Corp., a cybersecurity company, from April 2016 to April 2019, and DigitalGlobe, Inc., a builder and operator of satellites for digital imaging, from August 2009 to May 2016. Mr. Whitehurst received a B.A. in Computer Science and Economics from Rice University and an M.B.A. from Harvard Business School. We believe that Mr. Whitehurst is qualified to serve on our Board due to his extensive operational and management expertise and his experience as a public company chief executive officer and as a board member of publicly-traded technology companies.

Continuing Directors Not Standing for Election at the Annual Meeting
The current continuing members of the Board who are not standing for election at the Annual Meeting are as follows:
Name	Age	Position with the Company	Class / Term Expires
Erica Schultz	50	Director	Class I / 2025
Spenser Skates	35	President and Chief Executive Officer, Director, and Chairperson of the Board	Class I / 2025
Pat Grady	41	Director	Class II / 2026
Curtis Liu	35	Chief Technology Officer, Director	Class II / 2026
Catherine Wong	48	Director	Class II / 2026
2024 Proxy Statement	12

The principal occupations and business experience, for at least the past five years, of each continuing director not standing for election at the Annual Meeting are as follows:
Erica Schultz
Erica Schultz has served as a member of our Board since December 2020. Since October 2019, Ms. Schultz has served as President of Field Operations at Confluent, Inc., a publicly- traded data solutions provider. She also serves as a Limited Partner and Fund Advisor at Operator Collective, a venture capital fund that she joined in January 2019. Prior to joining Confluent, Ms. Schultz held various leadership positions at New Relic, Inc., a cloud-based software company, from June 2014 to October 2019, most recently serving as Chief Revenue Officer. She previously served as Executive Vice President of Global Sales, Services and Field Operations at LivePerson, Inc., a digital engagement company, from May 2013 to March 2014, after serving as Executive Vice President of Global Sales from February 2012 to May 2013. From November 1995 to January 2012, Ms. Schultz served in various roles at Oracle Corporation, a computing infrastructure and software company. She received a B.A. in Spanish and Latin American Studies from Dartmouth College, where she has served as a member of the Board of Trustees since June 2016. We believe that Ms. Schultz is qualified to serve on our Board due to her sales expertise and extensive management experience as a senior executive at enterprise technology companies.

Spenser Skates
Spenser Skates is our co-founder and has served as our Chief Executive Officer and as a member of our Board since 2011. Mr. Skates previously worked as an algorithmic trader at DRW Trading Group, a diversified trading firm, from July 2010 to March 2011. He received a B.S. in Biological Engineering from the Massachusetts Institute of Technology (“MIT”). While at MIT, he won MIT’s largest programming competition, Battlecode, in 2009 and 2010. We believe that Mr. Skates is qualified to serve on our Board due to the valuable expertise and perspective he brings in his capacity as our Chief Executive Officer and because of his extensive experience and knowledge of our industry.

Pat Grady
Pat Grady has served as a member of our Board since November 2018. Mr. Grady is a Partner of Sequoia Capital, a technology-focused venture capital firm that he joined in March 2007. He also serves on the Boards of Directors of numerous privately-held technology companies, including Attentive Mobile, Inc., Cribl, Inc., Pilot.com, Inc, Watershed and Harvey. He previously served on the Boards of Directors of Okta, Inc., a publicly-traded identity and access management company, from May 2014 to June 2023, and Embark Trucks Inc., a publicly-traded autonomous trucking company, from May 2018 to August 2023, and on the Boards of Directors of numerous privately-held technology companies, including MarkLogic Corporation, Prosper Marketplace, Inc., and Namely, Inc.. Mr. Grady received a B.S. in Economics from Boston College. We believe that Mr. Grady is qualified to serve on our Board due to his extensive experience in the venture capital industry and his knowledge of scaling technology companies.

2024 Proxy Statement	13

Curtis Liu
Curtis Liu is our co-founder and has served as our Chief Technology Officer and as a member of our Board since 2011. Mr. Liu previously worked as a Software Engineer at Google LLC, a technology company, from August 2010 to August 2011. He received a B.S. in Electrical Engineering and Computer Science from MIT. While at MIT, he won MIT’s largest programming competition, Battlecode, in 2010. We believe that Mr. Liu is qualified to serve on our Board due to his perspective, experience and leadership as our Chief Technology Officer.

Catherine Wong
Catherine Wong has served as a member of our Board since June 2021. Since March 2023, Ms. Wong has served as Chief Operating Officer and Chief Product Officer of Entrata, Inc., a property management software company. Prior to Entrata, Ms. Wong held various roles at Domo, Inc., a publicly-traded cloud-based business intelligence platform, serving as Chief Operating Officer and Executive Vice President, Engineering from November 2015 to January 2023, after serving as Chief Product Officer and Executive Vice President, Engineering from November 2015 to March 2022 and Senior Vice President, Engineering from September 2013 to November 2015. Ms. Wong continued to provide advisory services to Domo through March 2023. Prior to joining Domo, Ms. Wong was Vice President, Engineering at Adobe Inc., a software company, from August 2009 to August 2013, and previously held various roles at Omniture, Inc., an online marketing and web analytics company, prior to its acquisition by Adobe. She currently serves as a member of the Boards of Directors of Human Interest, Inc., an employee benefit plan provider, and the Women Tech Council. Ms. Wong received a B.S. in Computer Science from Brigham Young University. We believe that Ms. Wong is qualified to serve on our Board due to her extensive experience as a senior engineering executive at enterprise technology companies and her deep knowledge of our industry.

2024 Proxy Statement	14

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of KPMG LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
KPMG LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2023, and has served as our independent registered public accounting firm since 2017. Neither the accounting firm nor any of its members has any direct or indirect financial interest in, or any connection with, us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of KPMG LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
In the event that the appointment of KPMG LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it determines whether to retain KPMG LLP. Even if the appointment of KPMG LLP is ratified, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the interest of the Company.
Vote Required
This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of KPMG LLP, we do not expect any broker non-votes in connection with this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board unanimously recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The material in this report is being furnished and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall the material in this section be deemed to be “soliciting material” or incorporated by reference in any registration statement or other document filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise expressly stated in such filing.
The Audit Committee has reviewed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2023 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The Company’s independent registered public accounting firm also provided the Audit Committee with the written disclosures and letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on the above-mentioned reviews and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Audit Committee
Ron Gill (Chairperson)

Pat Grady

Elisa Steele
2024 Proxy Statement	16

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
The following table summarizes the fees of KPMG LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years:
	Year Ended December 31,
Fee Category	2023	2022
Audit Fees	$1,900,000	$1,745,000
Audit-Related Fees	$—	$—
Tax Fees	$100,076	$63,526
All Other Fees	$—	$—
Total Fees	$2,000,076	$1,808,526
Audit Fees
Audit fees consist of fees billed for professional services performed by KPMG LLP for the audit of our annual financial statements, the review of quarterly financial statements, and related services that are normally provided in connection with registration statements. Audit fees for fiscal year 2023 include fees for professional services rendered in connection with our registration statement on Form S-8 and professional fees in connection with an audit of our fiscal year 2023 financial statements (including the fiscal year 2023 audit of the effectiveness of our internal control over financial reporting).
Audit fees for fiscal year 2022 include fees for professional services rendered in connection with our registration statement on Form S-8 and professional fees in connection with an audit of our fiscal year 2022 financial statements (including the fiscal year 2022 audit of the effectiveness of our internal control over financial reporting).
Audit-Related Fees
Audit-related fees consist of services that are reasonably related to the performance of the audit or review of our financial statements.
Tax Fees
Tax fees consist of services for tax compliance, tax advice, and tax planning.
All Other Fees
All other fees consist of any services not included in the other three categories.
2024 Proxy Statement	17

Audit Committee Pre-Approval Policy and Procedures
The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit our financial statements. The Audit Committee is responsible for the audit fee negotiations associated with our retention of KPMG LLP. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent registered public accountants.
On an ongoing basis, management communicates specific projects and categories of services for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent registered public accountants. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services as compared to the approved amounts. The Audit Committee may also delegate the ability to pre-approve audit and permitted non-audit services to a subcommittee consisting of one or more members, provided that such pre-approvals are reported on at a subsequent Audit Committee meeting. All fees for services performed for the fiscal year ended December 31, 2023 and 2022 were pre-approved by the Audit Committee.
2024 Proxy Statement	18

Proposal No. 3: Approve, on an Advisory (Non-Binding) Basis, the Compensation of Our Named Executive Officers
Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, not less frequently than once every three years, the compensation of our named executive officers as disclosed in our annual proxy statement in accordance with the compensation disclosure rules of the SEC.
As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interest of our stockholders. Our compensation program is designed to reward our named executive officers for the achievement of short-term and long-term financial, operational, and strategic goals and the achievement of increased total stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.
Stockholders are urged to read the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement, which discuss how our executive compensation policies and practices implement our compensation philosophy and contain tabular information and narrative discussion about the compensation of our named executive officers. Our Board of Directors and the Compensation Committee believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goals.
The vote on this resolution is not intended to address any specific element of compensation but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors, or our Compensation Committee. Although non-binding, our Board of Directors and Compensation Committee value the opinions that stockholders express in their votes and will review the voting results and take them into consideration as they deem appropriate when making future decisions regarding our executive compensation program.
2024 Proxy Statement	19

Accordingly, we are asking our stockholders to vote on the following resolution at the Annual Meeting:
RESOLVED, that the stockholders of Amplitude, Inc. approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables.
Vote Required
This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes). Abstentions and broker non-votes will have no effect on the outcome of the vote. As noted above, the vote is advisory, which means that the vote is not binding on the Company, our Board of Directors, or our Compensation Committee.

RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board unanimously recommends a vote FOR the resolution to approve, on an advisory (non-binding) basis, the compensation of our named executive officers, as disclosed in this proxy statement.

2024 Proxy Statement	20

Proposal No. 4: Approve the Amendment and Restatement of our Restated Certificate of Incorporation to Provide for the Exculpation of Officers
Article VIII of our restated certificate of incorporation currently provides that, to the fullest extent permitted by law, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty. Effective August 1, 2022, the State of Delaware, which is the Company’s state of incorporation, amended Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) to authorize exculpation of officers of Delaware corporations. Specifically, the amendments extend the opportunity for Delaware corporations to exculpate their officers, in addition to their directors, for personal liability for breach of the duty of care in certain circumstances. This provision would only permit exculpation of officers for direct claims, as opposed to derivative claims made by stockholders on behalf of the Company, and would not exculpate officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or any transaction in which the officer derived an improper personal benefit. The rationale for limiting the scope of liability is to strike a balance between stockholders’ interest in accountability and their interest in the Company being able to attract and retain quality officers to work on its behalf.
The Board believes it is necessary to provide protection to officers to the fullest extent permitted by law in order to attract and retain top talent. Accordingly, the Board believes that the proposal to extend exculpation to officers is fair and in the best interests of the Company and our stockholders. The Board has unanimously determined that it is in the best interests of the Company and our stockholders to amend and restate our current restated certificate of incorporation in order to provide for the exculpation of officers pursuant to Section 102(b)(7) of the DGCL.
Proposed Amendment and Restatement of Our Restated Certificate of Incorporation
Article XI of the proposed amended and restated certificate of incorporation (the “Restated Certificate”) provides that, to the fullest extent permitted by law, an officer of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty.
This description of the proposed Restated Certificate is a summary and is qualified by the full text of the proposed Restated Certificate, which is attached to this proxy statement as Appendix A and is marked to show the changes described above.
2024 Proxy Statement	21

Vote Required
This proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of stock of the Company entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have the same effect as a vote against this proposal.
If our stockholders approve the Restated Certificate, our Board has authorized our officers to file the Restated Certificate with the Secretary of State of the State of Delaware, and the Restated Certificate will become effective upon acceptance by the Secretary of State of the State of Delaware. We intend to make that filing if, and as soon as practicable after, this proposal is approved at the Annual Meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board unanimously recommends a vote FOR the amendment and restatement of our restated certificate of incorporation to provide for the exculpation of officers.

If our stockholders do not approve the Restated Certificate, then the changes shown in Appendix A will not be adopted.
2024 Proxy Statement	22

EXECUTIVE OFFICERS
The following table identifies our executive officers as of April 12, 2024:
Name	Age	Position
Spenser Skates	35	Chief Executive Officer, Director, and Chairperson of the Board
Curtis Liu	35	Chief Technology Officer, Director
Thomas Hansen	53	President
Christopher Harms	57	Chief Financial Officer and Treasurer
The following biographical information is furnished with regard to our executive officers (except for Messrs. Skates and Liu, whose biographical information appears above under “Continuing Directors Not Standing for Election at the Annual Meeting”):
Thomas Hansen
Thomas Hansen has served as our President since June 2022. He previously served as Chief Revenue Officer of UiPath, Inc., a publicly-traded robotics software company, from April 2020 to May 2022. Prior to that, Mr. Hansen served as Senior Vice President of Operations, Carbon Black Security Division at VMware, Inc., a software company, from October 2019 to April 2020. Until its acquisition by VMware in October 2019, Mr. Hansen held multiple positions at Carbon Black, Inc., a cybersecurity company, serving as Chief Operating Officer and Executive Vice President from October 2018 to October 2019 and Chief Revenue Officer and Executive Vice President from July 2017 to October 2018. Previously, Mr. Hansen served as Global Vice President of Revenue for Dropbox, Inc., a cloud computing company, from August 2015 to July 2017. He has served on the Boards of Directors of Forter, Inc. since July 2019 and Dixa ApS since April 2021. Mr. Hansen holds a B.S. in Economics & Business Administration and an M.S. in Economics & Business Administration, both from the Copenhagen Business School.

Christopher Harms
Christopher Harms has served as our Chief Financial Officer since February 2023. He previously served as Chief Financial Officer of Forescout Technologies, Inc., then a publicly-traded cybersecurity software company, from March 2013 to August 2020. From July 2011 to January 2013, Mr. Harms served as Chief Financial Officer of Socialware, a software company. He previously held a variety of financial positions with several technology companies, including IBM, PSS Systems, Transitive, BT Group (formerly British Telecom), and Hewlett Packard. Mr. Harms has served on the Board of Directors of Slice Solutions, Inc., a software platform and service provider to independent pizzerias, since February 2022, and served on the Board of Directors of WorkBoard, Inc., a strategy execution platform provider, from August 2022 to October 2023. Mr. Harms holds a B.S. in Accounting and an M.B.A., both from the University of California, Berkeley.

2024 Proxy Statement	23

CORPORATE GOVERNANCE
General
Our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics (the “Code of Conduct”), and charters for our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Conduct in the “Governance Documents” section of the investor relations section of our corporate website located at investors.amplitude.com, or by writing to our Secretary at our offices at 201 3rd Street, Suite 200, San Francisco, California 94103.
Board Composition
Our business and affairs are managed under the direction of our Board. Our Board currently consists of nine members: Spenser Skates, Curtis Liu, Ron Gill, Pat Grady, Erica Schultz, Elisa Steele, Eric Vishria, James Whitehurst, and Catherine Wong. Our Board is divided into three classes, with the directors in each class serving for a three-year term, and one class being elected each year by our stockholders.
When considering whether directors have the experience, qualifications, attributes, or skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, our Board focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.
Director Independence
Our Board has undertaken a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise that director’s ability to exercise independent judgment in carrying out that director’s responsibilities. In making these determinations, our Board considered the current and prior relationships that each director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director and any transactions involving a director as described in “Certain Relationships and Related Person Transactions,” and any other employment, advisory, or academic relationship of our directors with other companies and institutions with which we do business. This includes, without limitation, Ms. Schultz’s role as President of Field Operations at Confluent, Inc. and Ms. Wong’s role as Chief Operating Officer and Chief Product Officer of Entrata, Inc., and our ordinary course business transactions with Confluent and Entrata. Our Board considers these transactions and relationships as part of its overall analysis of the independence of our directors, and has affirmatively determined that each of our directors, other than Messrs. Liu and Skates, is an “independent director,” as defined under Nasdaq rules. In addition to determining whether each director satisfies the director independence requirements set forth in the Nasdaq rules, in the case of members of the Audit Committee and Compensation Committee, our Board made an affirmative determination that such members also satisfy separate independence requirements and current standards imposed by the SEC and Nasdaq.
There are no family relationships among any of our directors or executive officers.
2024 Proxy Statement	24

Director Candidates
The Nominating and Corporate Governance Committee of the Board is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest, and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director.
In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, will consider candidates who have a high level of personal and professional integrity, strong ethics and values, and the ability to make mature business judgments. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee and the Board may also take into account many factors, including: experience in corporate management, such as serving as an officer or former officer of a publicly-traded company; experience as a board member of other companies, including service on the Board of Directors of another publicly-traded company; professional and academic experience relevant to our industry; the strength of the candidate’s leadership skills; the candidate’s experience in finance and accounting and/or executive compensation practices; whether the candidate has the time required for preparation, participation, and attendance at Board meetings and committee meetings, if applicable; the diversity of viewpoints, background, experience, and other characteristics, such as geographic background, nationality, culture, gender, sexual orientation, ethnicity, race, and age, that a candidate would bring (including in light of applicable diversity requirements regarding gender, underrepresented communities, or otherwise); and any other relevant qualifications, attributes, or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in, and contributions to, the activities of the Board.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Amplitude, Inc., 201 3rd Street, Suite 200, San Francisco, California 94103. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
2024 Proxy Statement	25

Board Diversity
The following table summarizes our current directors’ voluntary self-identified diversity characteristics.
	Board Diversity Matrix as of April , 2024
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose
Part I: Gender Identity
Directors	3	6	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	3	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	4	—	—
Two or More Races or Ethnicities	—	1	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background.	—	—	—	—
Communications from Stockholders
The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as she considers appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board in writing: c/o Secretary, Amplitude, Inc., 201 3rd Street, Suite 200, San Francisco, California 94103.
Board Leadership Structure and Role in Risk Oversight
Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of chairperson of the Board and Chief Executive Officer and to implement a lead independent director in accordance with its determination regarding which structure would be in the best interests of our company. Mr. Skates currently serves as our chairperson of the Board and Chief Executive Officer. Our Corporate Governance Guidelines provide that whenever our chairperson of the Board is also a member of management or is a director that does not otherwise qualify as an independent director, the independent directors may elect a lead director. Mr. Whitehurst currently serves as our lead independent director. As lead independent director, Mr. Whitehurst presides over all meetings of the Board at which the chairperson of the Board is not present, including any executive sessions of the independent directors, approves Board meeting schedules and agendas, and acts as the liaison between the independent directors and our Chief Executive Officer and the chairperson of the Board.
2024 Proxy Statement	26

Our Board has concluded that our current leadership structure is appropriate at this time. In particular, we believe that the structure of our Board and its committees provides effective independent oversight of management while Mr. Skates’ combined role enables strong leadership, creates clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to stockholders. Our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks we face. Throughout the year, senior management reviews these risks with the Board at regular board meetings as part of management presentations that focus on particular business functions, operations, or strategies, and presents the steps taken by management to mitigate or eliminate such risks.
Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. While our Board is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing our major financial and cybersecurity risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Code of Business Conduct and Ethics
We have adopted a written Code of Conduct that applies to our directors, officers, and employees (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions). A copy of the Code of Conduct is posted on our investor relations website at investors.amplitude.com. In addition, we have posted or intend to post on our website all disclosures that are required by law or the Nasdaq rules concerning any amendments to, or waivers from, any provision of the Code of Conduct. Information contained on, or that can be accessed through, our website is not incorporated by reference in this proxy statement and does not form a part of this proxy statement. The inclusion of our website address in this proxy statement is an inactive textual reference only.
Compensation Committee Interlocks and Insider Participation
During 2023, Ron Gill, Eric Vishria, James Whitehurst, and Catherine Wong served as members of our Compensation Committee. None of the members of the Compensation Committee has been one of our executive officers or employees. None of our executive officers serve, or has served during the last year, as a member of the Board of Directors or as a member of the Compensation Committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or our Compensation Committee.
2024 Proxy Statement	27

Anti-Hedging and Anti-Pledging Policy
Our Board has adopted an Insider Trading Compliance Policy, which applies to all directors, officers, and employees of the Company and its subsidiaries, as well as their respective family members sharing the same household, and subject to certain exceptions, any other entity that they control. Our Insider Trading Compliance Policy specifically prohibits short sales, transactions in put and call options or other derivative securities involving the Company’s equity securities, and other hedging or monetization transactions. In addition, our Insider Trading Compliance Policy provides that no director, officer, or employee may pledge Company securities as collateral to secure loans absent approval by our Compliance Officer. This prohibition means, among other things, that these individuals may not hold Company securities in a “margin” account, which would allow the individual to borrow against their holdings to buy securities.
Policy for Recovery of Erroneously Awarded Compensation
Our board of directors has adopted the Company’s Policy for Recovery of Erroneously Awarded Compensation (the “Clawback Policy”), effective as of October 2, 2023, applicable to our current and former executive officers, as defined in Exchange Act Rule 10D-1(d), in accordance with SEC rules and the applicable Nasdaq listing standards. This Clawback Policy applies to incentive-based compensation that is granted, earned or vested wholly or in part upon attainment of one or more financial reporting measures (each, “Financial Reporting Measure”) that is received by an executive officer (1) after beginning service as an executive officer, (2) who served as an executive officer at any time during the performance period for that compensation and (3) during the three completed fiscal years immediately preceding the date on which the Company concludes, or reasonably should have concluded, that the Company is required to prepare a restatement with respect to any such Financial Reporting Measure. The Clawback Policy provides that, in the event of a restatement of our financial statements due to material noncompliance with financial reporting requirements, the administrator of the Clawback Policy will recover (subject to limited exceptions) the amount (as determined on a pre-tax basis) of incentive-based compensation erroneously received by an executive officer (i.e., in the event that the amount of such compensation was calculated based on the achievement of certain financial results that were subsequently revised due to the restatement, and the amount of the incentive-based compensation that would have been earned by such executive officer had the financial results been properly reported would have been lower than the amount actually paid).
Attendance by Members of the Board at Meetings
There were five meetings of the Board during the fiscal year ended December 31, 2023. During the fiscal year ended December 31, 2023, each director attended at least 75% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.
Under our Corporate Governance Guidelines, which are available on our investor relations website at investors.amplitude.com, a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director serves (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the chairperson of the Board or the chairperson of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via videoconference or teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, we strongly encourage our directors to attend our stockholder meetings. Eight of our nine directors attended the 2023 Annual Meeting of Stockholders.
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COMMITTEES OF THE BOARD
Our Board has established three standing committees—Audit, Compensation, and Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board.
The current members of each of the Board committees and committee chairpersons are set forth in the following chart.
Name	Audit	Compensation	Nominating and Corporate Governance
Ron Gill	Chairperson	X
Pat Grady	X
Erica Schultz			X
Elisa Steele	X		Chairperson
James Whitehurst		Chairperson
Catherine Wong		X
Audit Committee
Our Audit Committee is responsible for, among other things:
•	appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;
•	discussing with our independent registered public accounting firm its independence from management;
•	reviewing with our independent registered public accounting firm the scope and results of its audit;
•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;
•	overseeing our financial and accounting controls and compliance with legal and regulatory requirements;
•	reviewing our policies on risk assessment, risk management, and risk oversight, including responsibility for oversight of risks and exposures associated with major financial and cybersecurity risks;
•	reviewing related person transactions; and
•	establishing procedures for the confidential, anonymous submission of concerns regarding questionable accounting, internal controls, or auditing matters.
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Our Audit Committee currently consists of Ron Gill, Pat Grady, and Elisa Steele with Mr. Gill serving as chairperson. Our Board has affirmatively determined that Messrs. Gill and Grady and Ms. Steele each meet the definition of “independent director” for purposes of serving on the Audit Committee under Rule 10A-3 under the Exchange Act, and Nasdaq rules. Each member of our Audit Committee also meets the financial literacy requirements of the Nasdaq rules. In addition, our Board has determined that Mr. Gill qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Our Board has adopted a written charter for the Audit Committee, which is available on our corporate website at investors.amplitude.com. The information contained on, or that can be accessed through, our website is deemed not to be incorporated in this proxy statement and references to our website address in this proxy statement are inactive textual references only.
The Audit Committee met five times in the fiscal year ended December 31, 2023.
Compensation Committee
Our Compensation Committee is responsible for, among other things:
•
reviewing and making recommendations to the full Board regarding the compensation of our Chief Executive Officer, and reviewing and approving the compensation of our non-employee directors and other executive officers;

•	reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections, and any other compensatory arrangements for our executive officers;
•	overseeing our compensation and employee benefit plans;
•	implementing our Policy for Recovery of Erroneously Awarded Compensation; and
•	appointing and overseeing any compensation consultants or other advisors.
In fulfilling its responsibilities, our Compensation Committee has the authority to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee. Our Compensation Committee also has the authority to authorize one or more of our officers to grant rights, options, or other equity awards to officers (other than executive officers) and employees, in a manner that is in accordance with applicable laws and applicable Nasdaq rules. From time to time, our Compensation Committee may use outside compensation consultants to assist it in analyzing our executive and non-employee director compensation programs and in determining appropriate levels of compensation and benefits. Our Compensation Committee has engaged Compensia, Inc., a national compensation consulting firm (“Compensia”), to advise us on the selection of a group of peer companies to use for compensation benchmarking purposes, and cash and equity compensation levels for our non-employee directors, executives, and other employees based on current market practices. Compensia reports directly to the Compensation Committee and does not provide any non-compensation related services to us. In compliance with the disclosure requirements of the SEC regarding the independence of compensation consultants, Compensia has addressed each of the six independence factors established by the SEC with the Compensation Committee. Its responses affirmed the independence of Compensia on executive compensation matters. Based on this assessment, the Compensation Committee determined that the engagement of Compensia does not raise any conflicts of interest or similar concerns. In addition, the Compensation Committee evaluated the independence of its other outside advisors to the Compensation Committee, including outside legal counsel, considering the same independence factors, and concluded their work for the Compensation Committee does not raise any conflicts of interest.
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In addition to advice provided by outside advisors, our executive officers submit proposals to our Compensation Committee regarding our executive and non-employee director compensation. Our Chief Executive Officer, Mr. Skates, also serves on our Board and as the chairperson of the Board. By serving multiple roles, Mr. Skates is uniquely positioned to help the Board and the Compensation Committee in many of its compensation decisions as he possesses detailed knowledge of the issues, opportunities and challenges we face, our business and our industry, which helps him to identify the key performance measures and indicators that may be used in setting incentive-based compensation. In his role as our Chief Executive Officer, Mr. Skates is also close enough to our day-to-day operations to be able to identify key contributors and top performers within the Company, so as to ensure that their compensation accurately reflects their responsibilities, performance, future expectations and experience levels. While Mr. Skates recuses himself from any Board discussions that involve his own compensation, his recommendations and feedback, along with the feedback and recommendations of our other senior executive officers, are often taken into consideration by the Board and Compensation Committee when setting compensation levels.
Our Compensation Committee consists of Ron Gill, James Whitehurst, and Catherine Wong, with Mr. Whitehurst serving as chairperson. Eric Vishria served on our Compensation Committee during the fiscal year ended December 31, 2023, through January 30, 2024. Our Board has affirmatively determined that Messrs. Gill and Whitehurst and Ms. Wong each meet, and that Mr. Vishria met, the definition of “independent director” for purposes of serving on the Compensation Committee under Nasdaq rules. Each member of our Compensation Committee is, and Mr. Vishria was, a “non-employee director” as defined in Rule 16b-3 under the Exchange Act. Our Board has adopted a written charter for the Compensation Committee, which is available on our corporate website at investors.amplitude.com. The information contained on, or that can be accessed through, our website is deemed not to be incorporated in this proxy statement and references to our website address in this proxy statement are inactive textual references only.
The Compensation Committee met four times in the fiscal year ended December 31, 2023.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is responsible for, among other things:
•	identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board;
•	evaluating the overall effectiveness of our Board and its committees; and
•	reviewing developments in corporate governance compliance and developing and recommending to our Board a set of corporate governance guidelines.
Our Nominating and Corporate Governance Committee consists of Erica Schultz and Elisa Steele, with Ms. Steele serving as chairperson. Our Board has determined that Mses. Schultz and Steele each meet the definition of “independent director” for purposes of serving on the Nominating and Corporate Governance Committee under Nasdaq rules. Our Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our corporate website at investors.amplitude.com. The information contained on, or that can be accessed through, our website is deemed not to be incorporated in this proxy statement and references to our website address in this proxy statement are inactive textual references only.
The Nominating and Corporate Governance Committee met four times in the fiscal year ended December 31, 2023.
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COMPENSATION DISCUSSION AND ANALYSIS
In this Compensation Discussion and Analysis (“CD&A”), we provide an overview and analysis of the compensation awarded to or earned during fiscal year 2023 by our named executive officers identified in the Summary Compensation Table below, including the elements of our compensation program for our named executive officers, material compensation decisions made under that program for fiscal year 2023, and the material factors considered in making those decisions. Our named executive officers for the fiscal year ended December 31, 2023, which consist of our principal executive officer, our former and current principal financial officers, and our other two most highly compensated executive officers for fiscal year 2023 (collectively, the “named executive officers” or “NEOs”) are:
•	Spenser Skates, who serves as our Chief Executive Officer and is our principal executive officer (our “CEO”);
•	Christopher Harms, who serves as our Chief Financial Officer and principal financial officer;
•	Hoang Vuong, who formerly served as our Chief Financial Officer and principal financial officer;
•	Thomas Hansen, who serves as our President; and
•	Curtis Liu, who serves as our Chief Technology Officer.
Executive Changes
Mr. Vuong served as our Chief Financial Officer and principal financial officer during a portion of fiscal year 2023. Effective February 22, 2023, Christopher Harms replaced Mr. Vuong as our Chief Financial Officer and principal financial officer and Mr. Vuong remained an at-will employee through May 2023.
This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. Actual compensation programs that we adopt following this proxy statement may differ materially from currently planned programs as summarized in this CD&A.
Executive Summary
Who We Are
Amplitude is driving the evolution of a new category of software called digital analytics. Our Digital Analytics Platform helps businesses understand how people are using their products so they can build amazing digital experiences that increase acquisition, monetization, and retention—and drive revenue growth.
Digital products are embedded in every part of our daily lives and digital has become the primary way business is done. Offering compelling digital products and services is key to business growth and success. That is why digital analytics is emerging as a strategic investment for every company to survive and thrive in the digital-first world.
The way that companies build digital products is going through a fundamental change from being intuition-based to data-driven. Product teams have historically decided what to build based on gut feel and without a firm
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understanding of what will drive business results. Today, the best teams make decisions based on a complete picture of what customers are doing and why. Product data makes this possible. It is the next untapped growth lever to transform how businesses build products, gain key insights into which features have the greatest business impact, and connect with customers.
Amplitude built the first Digital Analytics Platform so teams can see everything their customers do in their product, and in turn, build more engaging, personalized, and profitable experiences. We power some of the most beloved and iconic consumer and B2B digital products. We enable businesses, regardless of size, industry, or where they are in their digital maturity, to unleash digital innovation and growth.
Fiscal Year 2023 Business Highlights
We had a strong fiscal year 2023, with our financial and operational results including:
•	Annual recurring revenue[1] was $281 million, up 10% year-over-year;
•	Fiscal year 2023 revenue of $276.3 million, up 16% year-over-year;
•	Fiscal 2023 cash flow from operations of $25.6 million and free cash flow[2] of $22.4 million, a 13-percentage point increase in free cash flow margin[3] year-over-year; and
•	Number of paying customers grew 37% year-over-year to 2,723 as of December 31, 2023.
Free cash flow and free cash flow margin are non-GAAP measures. For a reconciliation of such non-GAAP measures, please see Appendix B.
Executive Compensation Philosophy and Objectives
We take a principled approach in providing fair, reasonable, and competitive compensation and benefits to a dynamic workforce with diverse needs. In keeping with our status as a publicly held company, we maintain a commitment to strong corporate governance in connection with our executive compensation arrangements where our Board works with our management to develop and maintain compensation structures that are appropriate and competitive for a public company. In the case of our executive compensation program, we seek to employ and retain the best leaders in our industry to ensure we successfully execute on our short-term and long-term business and strategic goals, and to emphasize and reward company performance, functional performance, and individual contributions to promote continued growth and profitability, and to effectively create and maintain sustainable long-term stockholder value. We are guided in achieving these results through our overarching philosophy of “paying for performance.”
The primary objectives of our executive compensation program are to:
•	Attract, motivate, reward, and retain talented, highly-qualified, and committed individuals with the proper background, skills, experience, and leadership ability required to grow our business
[1]
We define annual recurring revenue (“ARR”) as the annual recurring revenue of subscription agreements, including certain premium professional services that are subject to contractual subscription terms, at a point in time based on the terms of customers’ contracts. ARR should be viewed independently of revenue, and does not represent our U.S. GAAP revenue on an annualized basis as it is an operating metric that can be impacted by contract start and end dates and renewal rates.

[2]	We define free cash flow as net cash provided by (used in) operating activities, less cash used for purchases of property and equipment and capitalized internal-use software costs.
[3]	Free cash flow margin is calculated as free cash flow divided by total revenue.
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and meaningfully drive our future growth and profitability by offering a competitive and balanced total compensation program that flexibly adapts to changing economic, regulatory, and social conditions, and takes into consideration the compensation practices of peer companies based on an objective set of criteria;
•	Align our target total direct compensation opportunities to our long-term growth-oriented business goals and strategic priorities;
•	Provide a significant portion of compensation through variable elements that are “at-risk”; and
•
Link the interests of our executive officers and our stockholders by tying a significant portion of their target total direct compensation opportunity to our overall financial and operating performance and the creation of sustainable long-term stockholder value through the use of equity awards.

At this point in our operating history, we use competitive peer company data, a qualitative review of company and individual performance, an analysis of our retention objectives and the holding power of our long-term incentive compensation opportunities, the replacement costs (financial and otherwise) for each of our executive positions, an assessment of current market conditions, and the business experience and judgment of our Compensation Committee to determine the total compensation packages of our executive officers. As our needs evolve and as circumstances require, we intend to reevaluate our executive compensation philosophy, primary objectives, and program design.
Executive Compensation Policies and Practices
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on an annual basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. Below are highlights of what we do and what we do not do:
	What We Do		What We Do Not Do
✔	Emphasize performance-based, at risk compensation.	✘	Do not grant uncapped cash incentives or guaranteed equity compensation.
✔	Emphasize the use of equity compensation to promote executive retention and reward long-term value creation.	✘	Do not provide significant perquisites.
✔	Weight the overall pay mix towards incentive compensation for senior executives.	✘	Do not provide any compensation-related tax gross-ups.
✔	Engage an independent compensation consultant to advise our Compensation Committee.	✘	Do not reprice our stock option awards.
✔	Maintain a Policy for Recovery of Erroneously Awarded Compensation compliant with SEC and Nasdaq rules.
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Compensation-Setting Process
Role of Compensation Committee, Board of Directors, and CEO
The Compensation Committee, composed of independent, non-employee members of the Board, oversees the executive compensation program for our executive officers, except for our CEO whose compensation is determined by the independent members of the full Board. The Compensation Committee and the Board work closely with Compensia, the Compensation Committee’s compensation consultant. The Compensation Committee also seeks the input of our CEO (except with respect to his own compensation) to examine the effectiveness of our executive compensation program throughout the year.
During fiscal year 2023, the independent members of the full Board, with respect to our CEO, and our Compensation Committee, with respect to each other named executive officer, were responsible for designing and administering our executive compensation program and making compensation decisions. In each case, the independent members of the full Board and the Compensation Committee determined these compensation arrangements were also influenced by a variety of factors, including the relevant experience of the individual, competitive standards of pay, business conditions, and Company and individual performance.
Our CEO made recommendations to the Compensation Committee to assist in determining fiscal year 2023 compensation levels for our executive officers, including our other named executive officers. While the Compensation Committee considered this information, the ultimate decisions regarding fiscal year 2023 executive compensation were made by the Compensation Committee and the independent members of the full Board exercising their own independent judgment.
Role of Compensation Consultant
When making compensation decisions in fiscal year 2023, our Compensation Committee considered data and analysis provided by Compensia to provide guidance regarding our executive compensation program and how our compensation practices compare to the compensation practices of the competitive market (based on the companies comprising the compensation peer companies). The Compensation Committee analyzed public company market data for executive compensation as a general indicator of relevant competitive market conditions and pay practices, focusing on revenue, industry, talent competitors, operating income, etc. In particular, our Compensation Committee reviewed competitive market compensation data from the following group of peer companies as a reference source, developed in consultation with Compensia:
•	Alteryx
•	AppFolio
•	Asana
•	Blackline
•	Braze
•	C3.ai
•	Confluent
•	Domo
•	Elastic
•	Fastly
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•	Flywire
•	JFrog
•	LivePerson
•	nCino
•	New Relic
•	Smartsheet
•	Sprinklr
•	Sprout Social
•	SPS Commerce
•	Sumo Logic
•	Varonis Systems
•	WalkMe
In establishing the peer group for fiscal 2023, we removed three peers due to acquisition (Anaplan, Cloudera, and Medallia) and removed another peer due to it not meeting our market capitalization requirements (Upland Software). Three peers were added (Braze, Domo, and Sprinklr) as they met our peer group selection criteria.
The Compensation Committee reviewed our named executive officer compensation against this compensation peer group to ensure that our named executive officer compensation is competitive and sufficient to recruit and retain our named executive officers. While the Compensation Committee and the Board considered this data in evaluating the compensation of our executive officers, including our CEO, they did not seek to benchmark our executive officer compensation to any particular level.
The Compensation Committee has evaluated Compensia’s independence pursuant to the Nasdaq listing requirements and SEC rules and concluded that Compensia’s work did not give rise to a conflict of interest that would have prevented Compensia from serving as an independent consultant to the Compensation Committee currently or during fiscal year 2023.
Our Compensation Committee expects to periodically review and update this compensation peer group and to utilize Compensia for peer group data and analysis in determining and developing compensation packages for our executive officers.
Elements of Our Executive Compensation Program
Historically, and for fiscal year 2023, our executive compensation program consisted of a combination of the following elements, each established as part of our program in order to achieve the compensation objective specified below:
Compensation Element	Compensation Objectives Designed to be Achieved and Key Features
Base Salary	Attract and retain key talent by providing base cash compensation at competitive levels
Cash-Based Incentive Compensation	Provides short-term incentives based on annual
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Compensation Element	Compensation Objectives Designed to be Achieved and Key Features
performance and achievement of specified financial, business, and strategic goals
Equity-Based Incentive Compensation	Provides long-term incentives to drive financial and operational performance and stockholder value creation
Severance and Other Benefits Potentially Payable upon Termination of Employment or Change in Control	Create clarity around termination or change of control events and provide for retention of executives
Health and Welfare Benefits/Perquisites	Attract and retain key talent by providing competitive health and welfare benefit programs
We do not currently have, and we do not expect to have, formal policies relating to the allocation of total compensation among the various elements of our executive compensation program.
Base Salaries
In general, base salaries for our executive officers, including our named executive officers, are initially established through arm’s length negotiation at the time the executive is hired, taking into account such executive’s qualifications, experience, and prior base salary. Base salaries of our executive officers are approved and reviewed annually by our Compensation Committee, except for the CEO whose base salary is reviewed by the independent members of the full Board, and adjustments to base salaries are based on the scope of an executive’s responsibilities, individual contribution, prior experience, and sustained performance. This strategy is consistent with our intent of offering compensation that is cost-effective, competitive, and contingent on the achievement of performance objectives.
In May 2023, the Board, upon the recommendation of our CEO, Mr. Skates, approved reductions to Messrs. Skates’ and Liu’s base salaries. Effective May 1, 2023, Messrs. Skates’ and Liu’s base salaries were decreased as set forth in the table below. The base salaries for our named executive officers for 2023 are set forth in the table below:
Named Executive Officer	2023 Base Salary	Percentage Decrease from 2022
Spenser Skates	$225,000	50%
Christopher Harms	$484,000	0%
Hoang Vuong	$550,000	0%
Thomas Hansen	$500,000	0%
Curtis Liu	$200,000	50%
The actual base salaries paid to our named executive officers during fiscal year 2023 are set forth in the “Fiscal 2023 Summary Compensation Table” below.
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Cash-Based Incentive Compensation
In June 2023, our Compensation Committee adopted an Executive Bonus Plan (the “Bonus Plan”) pursuant to which certain of our executive officers, including Messrs. Hansen and Harms, may be awarded performance-based cash incentive awards based on the Company’s financial and operational performance. Messrs. Skates and Liu were not eligible for participation in the Bonus Plan. Mr. Vuong departed in early 2023, so was not eligible for participation in the Bonus Plan. The Compensation Committee believes that the annual performance measures used in the Bonus Plan contribute to driving long-term stockholder value, play an important role in influencing executive performance, and are an important element of our executive compensation program to help attract, motivate, reward, and retain our executive officers.
Under the Bonus Plan, the Compensation Committee approves company-wide performance objectives each year, which serve as the basis for determining the eligibility for, and amount of, bonuses to be paid under the Bonus Plan. Performance under the Bonus Plan is measured as of December 31st each year and paid out the following March. The Compensation Committee reviews our actual achievement against the target levels for the pre-established performance measures and determines the bonus, if any, to be paid under the Bonus Plan. The Compensation Committee may increase or decrease awards under the Bonus Plan in its discretion based on factors the Compensation Committee deems appropriate.
For fiscal year 2023, the Compensation Committee selected the following two performance measures for the Bonus Plan: (1) revenue and (2) non-GAAP operating income (loss). We define non-GAAP income (loss) from operations as U.S. GAAP income (loss) from operations, excluding stock-based compensation expense and related employer payroll taxes, amortization of acquired intangible assets, and non-recurring cost such as restructuring and other related charges. Performance is measured on a cumulative basis annually as of December 31, 2023, and are weighted as follows: 70% for revenue and 30% for non-GAAP operating income (loss). The total payout can range from 0% to 200% of target.
The following table shows our 2023 revenue and non-GAAP operating income target levels compared to our actual results and related achievement. For the 12-month period ended December 31, 2023, we recorded $276.3 million in revenue, which was below the targeted revenue performance level of $301.2 million. The resulting payout associated with revenue was 12.2%. Our non-GAAP operating income exceeded the target level of -$15.6 million, resulting in an associated payout of 60.0%. Based on the achievement and weighting of these performance measures, the payout for fiscal year 2023 was equal to 72.2% of the target annual cash bonus opportunity.
Measure	Weight	Original Target	Actual	Bonus Driver	Payout (Bonus Driver x Weight)
Revenue	70%	$301.2 million	$276.3 million	17.4%	12.2%
Non-GAAP Operating Income	30%	-$15.6 million	-$3.5 million	200.0%	60.0%
					72.2%
The above-referenced performance targets should not be interpreted as a prediction of how we will perform in future periods. As described below, the targets were established for the purpose of establishing a method for determining the payment of fiscal year 2023 annual cash bonuses under the Bonus Plan.
The following table summarizes the annual cash bonuses paid to our NEOs for fiscal year 2023 under the Bonus Plan.
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Named Executive Officer	2023 Bonus Payment ($)	Target Bonus Opportunity (as % of annual base salary)	Bonus Payment as a % of Target Bonus Opportunity
Christopher Harms(1)	$149,840	50%	72.2%
Thomas Hansen(2)	$361,020	100%	72.2%
(1)
Mr. Harms’ base salary was prorated to 85.8% of his annual base salary for purposes of determining his 2023 bonus payment given his commencement of employment with us in February 2023. His 2023 bonus payment was made on March 15, 2024.

(2)	Mr. Hansen was paid $183,400 of his 2023 bonus payment in November 2023. The remaining $177,620 was paid on March 15, 2024.
For fiscal year 2023, only Messrs. Hansen and Harms participated in the Bonus Plan and received annual cash-based incentive bonuses. No other NEO received a cash-based incentive bonus payment.
The actual annual cash bonuses paid to our named executive officers during fiscal year 2023 are set forth in the “Fiscal 2023 Summary Compensation Table” below.
For fiscal year 2024, we have adopted a similar Bonus Plan, pursuant to which several of our executive officers are eligible to participate, including Messrs. Harms and Hansen.
Equity-Based Incentive Compensation
We view equity-based incentive compensation as a critical element of our balanced total executive compensation program. Equity-based compensation creates an ownership culture among our executive officers, including our named executive officers, that provides an incentive to contribute to the continued growth and development of our business and aligns the interests of our executive officers with those of our stockholders.
We have historically granted stock options and restricted stock unit (“RSU”) awards to our executive officers. When determining the size of the equity awards for our NEOs, the independent members of the full Board and/or our Compensation Committee, as applicable, take into account the size of past equity awards, the NEO’s position (level) in the Company, and the NEO’s value for the Company based on his or her experience, innovation, expertise, and leadership capabilities. The Compensation Committee believes that stock options provide the executive officer with a strong incentive to build long-term value in the Company. Such awards vest according to the schedule set out in the applicable equity award agreement subject to the executive officer’s continued service with us through the applicable vesting dates. In addition, the exercise price of the stock options granted to our executive officers is equal to the fair market value of our common stock on the date of grant as determined by the independent members of the full Board or the Compensation Committee, as applicable.
The following table sets forth the stock options and RSU awards granted to our named executive officers in fiscal year 2023. Mr. Harms received two sets of equity awards. The first set of awards was granted in connection with his commencement of employment with us and the second set of awards were refresher grants made in recognition of his continued service to the Company. Mr. Hansen’s equity awards were refresher grants made in recognition of his continued service to the Company. The Compensation Committee did not grant any new equity awards to Messrs. Liu and Vuong, nor did the independent members of our Board grant any new equity awards to Mr. Skates in fiscal year 2023.
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Named Executive Officer	Options Granted	RSUs Granted
Christopher Harms	385,607(1)	655,636(2)
Thomas Hansen	39,745(3)	66,021(4)
(1)
241,819 of the shares subject to the stock option award vest as to 1/36th of the shares on each monthly anniversary of February 15, 2023, and 143,788 of the shares subject to the stock option award vest as to 1/48th of the shares on each monthly anniversary of August 15, 2023, in each case, subject to Mr. Harms’ continued service through the applicable vesting date.

(2)
408,057 of the units subject to the RSU award vest as to 1/36th of the units on each quarterly anniversary of February 15, 2023, and 247,579 of the units subject to the RSU award vest as to 1/48th of the units on each quarterly anniversary of August 15, 2023, in each case, subject to Mr. Harms’ continued service through the applicable vesting date.

(3)	1/24th of the shares subject to the stock option award vest on each monthly anniversary of August 15, 2023, subject to Mr. Hansen’s continued service through the applicable vesting date.
(4)	1/8th of the units subject to the RSU award vest on each quarterly anniversary of August 15, 2023, subject to Mr. Hansen’s continued service through the applicable vesting date.
The equity awards granted to our named executive officers during fiscal year 2023 are set forth in the “Fiscal 2023 Summary Compensation Table” and the “Grants of Plan-Based Awards in Fiscal Year 2023 Table” below.
Perquisites and Other Personal Benefits
We determine perquisites on a case-by-case basis and will provide a perquisite or other personal benefit to an executive officer, including our NEOs, when we believe it is necessary to attract or retain the executive officer. Any perquisites we provide are reasonable and consistent with market trends in the countries in which our executive officers are located. We believe that providing these benefits is a relatively inexpensive way to enhance the competitiveness of the executive officer’s compensation package. In fiscal year 2023, we did not provide any perquisites or other personal benefits to our NEOs not otherwise made available to our other employees, with the exception of hotel accommodations near our headquarters in San Francisco, which we provided to our Chief Financial Officer, Mr. Christopher Harms, in connection with his travel from Los Gatos, California to our headquarters. See the “Fiscal Year 2023 Summary Compensation Table” below for more information.
Any policies with respect to perquisites and other personal benefits to our named executive officers are subject to review and approval by our Compensation Committee (or the independent members of the full Board in the case of our CEO).
Health and Welfare Benefits
All of our full-time employees, including our executive officers and our named executive officers, are eligible to participate in our health and welfare plans, including:
•	medical, dental, and vision benefits;
•	medical, dependent care, transportation, and parking flexible spending accounts;
•	short-term and long-term disability insurance; and
•	life insurance.
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We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our executive officers. We design our benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
Retirement Benefits
Section 401(k) Plan
We believe that providing a vehicle for tax-deferred retirement savings through our Section 401(k) retirement savings plan (the “Section 401(k) Plan”) adds to the overall desirability of our executive compensation program and further incentivizes our employees, including our executive officers, in accordance with our compensation policies. As such, we currently maintain the Section 401(k) Plan for our employees, including our executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the Section 401(k) Plan on the same terms as other full-time employees.
The Section 401(k) Plan permits us to make matching contributions to eligible participants. We did not make any matching contributions in fiscal year 2023.
Other Retirement Plans
Other than with respect to our Section 401(k) Plan, our U.S. employees, including our NEOs, do not participate in any plan that provides for retirement payments and benefits, or payments and benefits that will be provided primarily following retirement.
Employment and Severance Arrangements
Below are summary descriptions of our employment agreements with each of our named executive officers in effect as of December 31, 2023. Each of our named executive officers’ employment is “at will” and may be terminated at any time.
We are party to employment agreements with each of our named executive officers. Each of these agreements provides for “at-will” employment and sets forth the named executive officer’s annual base salary and right to participate in the health and welfare benefit plans made available to other similarly situated executives. Messrs. Hansen’s and Harms’ employment agreements also provide that they each are entitled to an initial stock option and RSU award, as described above, and an annual performance-based cash bonus, with a target achievement of 100% and 50% of their annual base salaries, respectively.
In addition, under these employment agreements with each of our NEOs, if such NEO’s employment with us is terminated without Cause or such NEO resigns for Good Reason (as each is defined in the employment agreement), the applicable NEO will be entitled to receive: (i) a cash payment equal to six months base salary and (ii) payment or reimbursement of the cost of continued healthcare coverage for six months. In lieu of the foregoing benefits, if such NEO’s employment with us is terminated without Cause or such NEO resigns for Good Reason during the period commencing three months prior to a Change in Control (as defined in our 2021 Incentive Award Plan (the “2021 Plan”)) and ending on the 12-month anniversary following such Change in Control, the applicable NEO will be entitled to receive: (i) a cash payment equal to 12 months base salary plus 100% of the NEO’s target annual cash bonus opportunity, (ii) payment or reimbursement of the cost of continued healthcare coverage for 12 months, and (iii) full accelerated vesting of any of the NEO’s unvested equity awards (except for any performance
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awards, which shall be governed by the terms of the applicable award agreement). The foregoing severance benefits are subject to the applicable NEO’s delivery of an executed release of claims against us and continued compliance with the NEO’s confidentiality agreement with us.
In addition, each of our named executive officers has executed our standard confidential information and invention assignment agreement.
Mr. Vuong ceased serving as Chief Financial Officer on February 22, 2023, and remained as our employee through May 31, 2023 during which time he continued to be an employee of the Company providing advice and services as requested by the Company. As an at-will employee, he continued receiving his same base salary and his outstanding equity awards continued to vest.
We do not have any agreements with our named executive officers guaranteeing any tax gross-up payments on severance or change in control payments or benefits.
See “Potential Payments Upon Termination or Change in Control” for information regarding these post-employment compensation arrangements, including an estimate of the payments and benefits that would have been payable under these arrangements at the end of fiscal year 2023.
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Tax and Accounting Considerations
As a general matter, the independent members of the full Board and the Compensation Committee review and consider the various tax and accounting implications of compensation programs we utilize.
Taxation of Parachute Payments and Deferred Compensation
Section 280G of the Internal Revenue Code disallows a company’s tax deduction for payments received by certain individuals in connection with a change in control to the extent that the payments exceed an amount approximately three times their average annual compensation and Section 4999 of the Internal Revenue Code imposes a 20% excise tax on those payments. Our Board will take into account the implications of Section 280G in determining potential payments to be made to our executive officers in connection with a change in control. Nevertheless, to the extent that certain payments upon a change in control are classified as excess parachute payments, such payments may not be deductible pursuant to Section 280G.
Deductibility of Executive Compensation
The Compensation Committee and our Board have considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for “covered employees.” While we consider the tax deductibility of each element of executive compensation as a factor in our overall compensation program, the independent members of the full Board and the Compensation Committee, however, retain the discretion to approve compensation that may not qualify for the compensation deduction if, considering all applicable circumstances, it would be in our best interest for such compensation to be paid without regard to whether it may be tax deductible.
Accounting for Stock-Based Compensation
Under FASB ASC Topic 718, we are required to estimate the grant date “fair value” for each grant of equity award using various assumptions. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. FASB ASC Topic 718 also requires us to recognize the compensation cost of stock-based awards in our income statements over the period that an employee is required to render service in exchange for the award.
Compensation and Risk
In fiscal year 2023, management assessed our compensation program for the purpose of reviewing and considering any risks presented by our compensation policies and practices that are reasonably likely to have a material adverse effect on us. As part of that assessment, management reviewed the primary elements of our compensation programs, including base salary, short-term incentive compensation, and long-term incentive compensation. Management’s risk assessment included a review of the overall design of each primary element of our compensation programs, and an analysis of the various design features, controls, and approval rights in place with respect to compensation paid to management and other employees that mitigate potential risks to us that could arise from our compensation programs. Following the assessment, management determined that our compensation policies and practices did not create risks that were reasonably likely to have a material adverse effect on us and reported the results of the assessment to our Compensation Committee.
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Director and Officer Indemnification and Insurance
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require, or will require, us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines, and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have also obtained an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.
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COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Fiscal Year 2023 Summary Compensation Table
The following table contains information about the compensation earned by each of our named executive officers during the fiscal years ended December 31, 2023, 2022, and 2021 (or shorter time as a named executive officer).
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(5)	Total
Spenser Skates	2023	$300,000	—	—	—	—	—	$300,000
Chief Executive Officer	2022	450,000	—	—	—	—	—	450,000
	2021	450,000	—	—	—	—	—	450,000
Hoang Vuong(3)	2023	$229,167	—	—	—	—	—	229,167
Former Chief Financial Officer	2022	550,000	—	4,691,673	1,582,666	—	—	6,824,339
	2021	550,000	—	—	—	—	—	550,000
Christopher Harms(4)	2023	414,537	—	7,862,638	2,595,389	149,840	24,836	11,047,240
Chief Financial Officer
Thomas Hansen	2023	500,000	—	750,659	250,601	361,020	—	1,862,280
President	2022	240,530	242,466	14,620,000	5,516,016	—	—	20,619,012
Curtis Liu	2023	266,667	—	—	—	—	—	267,667
Chief Technology Officer	2022	400,000	—	—	—	—	—	400,000
	2021	400,000	—	—	—	—	—	400,000
(1)
Amounts reported for Messrs. Harms and Hansen represent the annual cash-based incentive bonus that Messrs. Harms and Hansen were eligible to receive under their employment agreements and in connection with the Bonus Plan. Mr. Harms’ bonus was paid in March 2024. The first installment of Mr. Hansen’s target bonus was paid in the fourth quarter of 2023 and the remainder of the bonus was paid in March 2024.

(2)
Amounts reflect the full grant-date fair value of stock awards and stock options granted during fiscal year 2023 computed in accordance with ASC Topic 718. We provide information regarding the assumptions used to calculate the value of all stock awards and option awards made to executive officers in fiscal year 2023 outlined in Note 5 of our financial statements included in our 2023 Annual Report.

(3)	Mr. Vuong’s employment with the Company terminated effective May 31, 2023.
(4)	Amount reported for Mr. Harms’ base salary represents the prorated portion of his annual base salary of $484,000 earned after commencing his employment with us on February 22, 2023.
(5)	Amount reported for Mr. Harms represents the aggregate incremental cost of providing hotel accommodations in San Francisco, CA, the location of our corporate headquarters.
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Grants of Plan-Based Awards in Fiscal Year 2023 Table
The following table provides supplemental information relating to grants of plan-based awards made during fiscal year 2023 to help explain information provided above in our Summary Compensation Table. This table presents information regarding all grants of plan-based awards occurring during fiscal year 2023. Messrs. Skates, Vuong, and Liu were not granted any equity award in fiscal year 2023.
Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards Target ($)(1)	Maximum ($)(1)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair value of Stock and Option Awards ($)(2)
Christopher Harms	3/15/2023	—		—	241,819	12.37	1,654,042
	3/15/2023	—		408,057	—	—	5,047,665
	8/15/2023	—		—	143,788	11.37	941,346
	8/15/2023	—		247,579	—	—	2,814,973
	N/A	149,840	484,000
Thomas Hansen	8/15/2023	—		—	39,745	11.37	250,601
	8/15/2023	—		66,021	—	—	750,659
	N/A	361,020	1,000,000
(1)
Amount reported in the target column represents the potential target short-term annual cash incentive award opportunity under our Bonus Plan based on achievement of the performance goals at 100%. Amount reported in the maximum column represents the potential maximum short-term annual cash incentive award opportunity under our Bonus Plan based on achievement of the performance goals which is capped at 200% of target. No threshold payouts were established under our Bonus Plan, and accordingly, the sub-columns Threshold ($) is not applicable and has not been presented. Additional information regarding the Bonus Plan is set forth in “Compensation Discussion and Analysis – Cash-Based Incentive Compensation” above.

(2)
Amounts reported represent the aggregate grant-date fair values of the equity awards calculated in accordance with ASC Topic 718. The aggregate grant-date fair values for the RSUs were based on the fair value of our common stock on the date of grant, which was determined as the closing market price per share of our Class A common stock on the date of grant. The aggregate grant-date fair value for the stock options was based on the Black-Scholes option valuation methodology. This calculation is performed for accounting purposes and reported in the table. However, our NEOs may never realize any value from their equity awards. For a discussion of the assumptions and methodologies used to calculate the amounts reported for equity awards, please see Note 5 of the audited consolidated financial statements included in our 2023 Annual Report filed with the SEC on February 20, 2024.

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Outstanding Equity Awards at Fiscal Year-End
The following table lists all outstanding equity awards held by our NEOs as of December 31, 2023. The equity awards below are subject to certain vesting acceleration provisions as provided in the applicable NEO’s employment agreement, as discussed in “Employment and Severance Agreement” and the “Potential Payments Upon Termination or Change in Control Table.”
		Option Awards				Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(12)
Spenser Skates	01/01/2021(1)	723,298	47,732	4.19	12/27/2030	—	—
	09/21/2021(2)	1,101,030	—	4.19	12/27/2030	—	—
Hoang Vuong	04/29/2019(1)	878,009	—	2.26	06/03/2029	—	—
	04/29/2022(1)	19,517	—	4.19	12/27/2030	—	—
	05/15/2022(3)	22,953	—	15.63	06/14/2032	—	—
Christopher Harms	02/15/2023(6)	67,172	174,647	12.37	03/14/2033	—	—
	02/15/2023(7)	—	—	—	—	306,043	3,892,867
	08/15/2023(8)	11,982	131,806	11.37	08/14/2033	—	—
	08/15/2023(9)	—	—	—	—	232,106	2,952,388
Thomas Hansen	07/08/2022(4)	191,250	483,750	14.62	07/14/2032	—	—
	07/08/2022(5)	—	—	—	—	700,000	8,904,000
	08/15/2023(10)	6,624	33,121	11.37	8/14/2033	—	—
	08/15/2023(11)	—	—	—	—	57,769	734,822
Curtis Liu	01/01/2021(1)	117,768	36,065	4.19	12/27/2030	4,744	60,344
	09/21/2021(2)	515,515	—	4.19	12/27/2030	—	—
(1)
The shares subject to the option vest as to 1/48th of the shares on each month following the vesting commencement date, such that all awards will be fully vested on the four-year anniversary of the vesting commencement date, subject to the applicable NEO continuing to provide services to us through such vesting date. The option is exercisable prior to vesting subject to the applicable NEO agreeing that any shares that were exercised prior to vesting are subject to a right of repurchase in favor of us (although only a portion of the grant was exercisable prior to vesting). For Mr. Liu, he early exercised a portion of his option and received restricted stock that vests upon the same vesting schedule (the portion of which remains unvested is set forth in the Stock Award column).

(2)
The shares subject to the option vested as to 1/24th of the shares on each monthly anniversary of September 21, 2021, the date of effectiveness of the registration statement relating to our Direct Listing, such that the options were fully vested on September 21, 2023. The option was exercisable prior to vesting subject to the applicable NEO agreeing that any shares that were exercised prior to vesting are subject to a right of repurchase in favor of us.

(3)
Mr. Vuong’s employment with the Company was terminated effective May 31, 2023. The shares subject to the option vested as to 1/8th of the shares on the first anniversary of the vesting commencement date. The Company extended the post-termination exercise period of his outstanding vested stock options from 90 days after his termination to June 15, 2032.

(4)
The shares subject to the option vest as to 1/60th of the shares on each monthly anniversary of the vesting commencement date, subject to Mr. Hansen’s continued service through the applicable vesting date.

(5)
The RSUs vest as to 1/20th of the RSUs on each quarterly anniversary of the vesting commencement date, such that all RSUs will be fully vested on May 15, 2027, subject to Mr. Hansen’s continued service through the applicable vesting date.

(6)
The shares subject to the option vest as to 1/36th of the shares on each monthly anniversary of the vesting commencement date, such that all awards will be fully vested on the three-year anniversary of the vesting commencement date, subject to Mr. Harms continuing to provide services to us through such vesting date

(7)
The RSUs vest as to 1/12th of the RSUs on each quarterly anniversary of the vesting commencement date, such that the award will be fully vested on the three-year anniversary of the vesting commencement date, subject to Mr. Harms’ continued service through the applicable vesting date.

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(8)
The shares subject to the option vest as to 1/48th of the shares on each monthly anniversary of the vesting commencement date, such that all awards will be fully vested on the four-year anniversary of the vesting commencement date, subject to Mr. Harms continuing to provide services to us through such vesting date.

(9)
The RSUs vest as to 1/16th of the RSUs on each quarterly anniversary of the vesting commencement date, such that the award will be fully vested on the four-year anniversary of the vesting commencement date, subject to Mr. Harms’ continued service through the applicable vesting date.

(10)
The shares subject to the option vest as to 1/24th of the shares on each monthly anniversary of the vesting commencement date, such that all awards will be fully vested on the two-year anniversary of the vesting commencement date, subject to Mr. Hansen continuing to provide services to us through such vesting date.

(11)
The RSUs vest as to 1/8th of the RSUs on each quarterly anniversary of the vesting commencement date, such that the award will be fully vested on the two-year anniversary of the vesting commencement date, subject to Mr. Hansen’s continued service through the applicable vesting date.

(12)
The market value of shares that have not vested is based on the closing trading price of our Class A common stock on the Nasdaq Capital Market on December 29, 2023 (which was the last trading day in 2023), which was $12.72.

Options Exercised and Stock Vested in Fiscal Year 2023 Table
The following table sets forth options that were exercised by our NEOs and time-based RSUs held by our NEOs that vested during fiscal year 2023.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(3)	Number of Shares Acquired on Vesting (#)(4)	Value Realized on Vesting($)(5)
Spenser Skates	—	—	—	—
Hoang Vuong	36,945(2)	346,027	37,521	387,592
Christopher Harms	—	—	117,487	1,270,281
Thomas Hansen	—	—	258,252	2,891,292
Curtis Liu	23,866(1)	258,230	—	—
(1)
The number of shares reflected are shares of our Class B common stock. Mr. Liu exercised options to acquire the stated number of shares of our Class A common stock, and converted those shares to our Class B common stock.

(2)	The number of shares reflected are shares of our Class A common stock.
(3)
The value realized on each exercise is based on the difference between the closing price of our Class A common stock on the date of exercise and the applicable exercise price of those options, and does not represent actual amounts received by the NEOs as a result of the option exercises.

(4)
The number of shares reflected is equal to the gross number of RSU shares that vested prior to tax withholding. Accordingly, the NEO actually received fewer shares than the amounts set forth in the table above.

(5)	The value realized on vesting is based upon the gross shares underlying the time-based RSU awards that vested multiplied by the market value of our Class A common stock on the vesting date.
Pension Benefits
None of our NEOs participated in, or had account balances in, qualified or non-qualified defined benefit plans sponsored by us during fiscal year 2023.
Non-Qualified Deferred Compensation
None of our NEOs participated in, or had account balances in, non-qualified defined contribution plans or other deferred compensation plans maintained by us during fiscal year 2023.
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Potential Payments Upon Termination or Change in Control
We have entered into certain agreements with each of our named executive officers, as described above, that provide for potential payments upon either a termination of employment or upon a change in control of the Company.
The following table summarizes the payments that would be made to our named executive officers upon the occurrence of certain qualifying terminations of employment or a change in control of the Company, in any case, occurring on the last day of fiscal year 2023. For Mr. Vuong, he is not included in the table below as his employment with the Company was terminated effective as of May 31, 2023 and he did not receive any payments or benefits upon the termination of his employment. Amounts shown do not include (i) accrued but unpaid base salary through the date of termination or (ii) other benefits earned or accrued by the named executive officer during his employment that are available to all salaried employees, such as accrued vacation, and assume that any successor company in a change in control assumed or substituted awards for any outstanding awards under the 2021 Plan.
Name	Benefit(1)	Termination Without Cause or for Good Reason / Cause (no Change in Control) ($)	Termination Without Cause or for Good Reason / Cause in Connection with a Change in Control ($)
Spenser Skates	Cash(2)	112,500	225,000
	Bonus(3)	—	—
	Equity Acceleration(4)	—	2,705,324
	COBRA Reimbursement(5)	9,760	19,520
	Total	122,260	2,949,844
Christopher Harms	Cash(2)	242,000	484,000
	Bonus(3)	—	242,000
	Equity Acceleration(4)	—	7,084,320
	COBRA Reimbursement(5)	14,107	28,214
	Total	256,107	7,838,534
Thomas Hansen	Cash(2)	250,000	500,000
	Bonus(3)	—	500,000
	Equity Acceleration(4)	—	9,683,535
	COBRA Reimbursement(5)	11,848	23,697
	Total	261,848	10,707,232
Curtis Liu	Cash(2)	100,000	200,000
	Bonus(3)	—	—
	Equity Acceleration(4)	—	1,352,662
	COBRA Reimbursement(5)	3,905	7,810
	Total	103,905	1,560,472
(1)	Severance payments and benefits are subject to the applicable NEO’s delivery of an executed release of claims against us and continued compliance with the NEO’s confidentiality agreement.
(2)
Represents a cash payment of (i) six months of base salary in the event of termination of employment without cause or for good reason outside a change in control of the Company; and (ii) 12 months of base salary in the event of termination of employment without cause or for good reason during the period commencing three months prior to a Change in Control (as defined in the 2021 Plan) and ending on the 12-month anniversary following such Change of Control.

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(3)
Represents a cash payment of 100% of the NEO’s target bonus amount in the event of termination of employment without cause or for good reason during the period commencing three months prior to a Change in Control and ending on the 12-month anniversary following such Change in Control. No NEO besides Messrs. Hansen and Harms had target cash bonus opportunities during fiscal year 2023.

(4)
Represents the aggregate value of the NEO’s unvested equity awards that would have vested on an accelerated basis, based on the difference between the fair market value of our common stock ($12.72 per share as of December 29, 2023, the last trading date in 2023) and, if applicable, the options’ exercise prices in the event of termination of employment without cause or for good reason during the period commencing three months prior to a Change in Control and ending on the 12-month anniversary following such Change in Control.

(5)
Represents continued coverage under COBRA based on the incremental cost of our contribution as of December 31, 2023 to provide this coverage of (i) six months in the event of termination of employment without cause or for good reason outside a change in control; and (ii) 12 months in the event of termination of employment without cause or for good reason during the period commencing three months prior to a Change in Control and ending on the 12-month anniversary following such Change in Control.

CEO Pay Ratio
As required by Item 402(u) of Regulation S-K, we are required to disclose the ratio of our CEO’s annual total compensation to the median of the annual total compensation of our other employees.
The annual total compensation for 2023 for our CEO was $300,000, as reported in the Fiscal Year 2023 Summary Compensation Table. The annual total compensation for 2023 for our median employee, identified as discussed below, was $261,840, calculated in accordance with Item 402(c)(2)(x) of Regulation S-K. Based on this information, for 2023, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our other employees was approximately 1.15 to 1.
For purposes of calculating the CEO pay ration above, we used the same median employee who was identified in fiscal year 2022. Since December 31, 2022, there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure.
Methodology, Assumptions, and Estimates Used in Determining our Pay Ratio Disclosure
We chose December 31, 2022 as the date for establishing the employee population used in identifying the median employee and used calendar year 2023 as the measurement period. We identified the median employee using the consistently applied compensation measure of base wages for each employee employed as of December 31, 2022 (other than our CEO). We annualized the compensation measure for permanent employees who joined in 2022. We captured all full-time, part-time, seasonal, and temporary employees, consisting of approximately 728 individuals.
The annual total compensation of the median employee and the annual total compensation of our CEO were calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported above should not be used as a basis for comparison between companies by other companies. In addition, we expect our annually reported pay ratio may vary significantly year over year, given our size and the potential variability in our employee compensation.
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Pay Versus Performance
Pay Versus Performance Table
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the executive compensation actually paid to our named executive officers for the fiscal years ended December 31, 2023, December 31, 2022 and December 31, 2021 and certain aspects of our financial performance. We completed our Direct Listing in September 2021, so we have not included any information for fiscal year 2020 while we were a privately-held company. Prior to and since our Direct Listing, we have not yet granted performance-based equity awards. For further information concerning our “pay for performance” philosophy and how we align executive compensation with our performance, please refer to “Executive Compensation – Compensation Discussion and Analysis.”
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO($)(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(3)	Average Compensation Actually Paid to Non- PEO Named Executive Officers ($)(4)	Total Stockholder Return($)(5)	Peer Group Total Stockholder Return($)(6)	Net Income (Loss) (in millions) ($)(7)	Company- Selected Measure – GAAP Revenue (in millions) ($)
2023	$300,000	$147,456	$3,351,589	$2,242,561	$23.21	61.33	($90.36)	$276
2022	$450,000	($70,416,709)	$7,994,979	($14,202,174)	$22.04	43.78	($93.38)	$238
2021	$450,000	$102,026,238	$771,571	$40,646,680	$96.61	$90.31	($74.98)	$167
(1)
The dollar amounts reported in column (b) represent the amount of total compensation reported for Mr. Skates (our “PEO”) for each covered fiscal year in the “Total” column of the Summary Compensation Table for such fiscal year. Please refer to “Executive Compensation – Executive Compensation Tables – Fiscal Year 2023 Summary Compensation Table.”

(2)
The dollar amounts reported in column (c) represent the amount of executive “compensation actually paid” (“CAP”) to our PEO, as computed in accordance with Item 402(v) of Regulation S-K for each covered fiscal year. The dollar amounts do not reflect the actual amount of compensation earned or received by or paid to our PEO in each covered fiscal year. Our PEO does not participate in a defined benefit plan, so no adjustment for pension benefits is included in the table below. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to our PEO’s total compensation for each covered fiscal year to determine his CAP:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards (a)	Equity Award Adjustments (b)	Compensation Actually Paid to PEO
2023	$300,000	$0	($152,544)	$147,456
2022	$450,000	$0	($70,866,709)	($70,416,709)
2021	$450,000	$0	$101,576,238	$102,026,238
(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each covered fiscal year.

(b)
The equity award adjustments for each covered fiscal year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (ii) the amount equal to the change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value (whether positive or negative) of any equity awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (iii) for equity awards that are granted and vest in the same covered fiscal year, the fair value as of the vesting date; (iv) for equity awards granted in any prior fiscal year for which all

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applicable vesting conditions were satisfied at the end of or during the covered fiscal year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value (whether positive or negative); (v) for equity awards granted in any prior fiscal year that are determined to fail to meet the applicable vesting conditions during the covered fiscal year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year.
The valuation assumptions used to calculate the fair values of the stock options held by our PEO that vested during or were outstanding as of the end of each covered fiscal year materially differed from those valuation assumptions disclosed at the time of grant in the following respects: the expected term assumptions varied from seven years to ten years, the stock price volatility assumptions varied from 51.95% to 57.13%, and the risk-free interest rate assumptions varied from 1.09% to 4.75%, depending on the specific stock option the fair value of which was being recalculated. The valuation assumptions used to calculate the fair values of the RSU awards held by our PEO that vested during or were outstanding as of the end of each covered fiscal year did not materially differ from those valuation assumptions disclosed at the time of grant. For the majority of these values, the valuation was based on objective, observable market prices on the closing price on the day of vest.
The amounts deducted or added in calculating the equity award adjustments are as follows:
Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in Year	Fair Value at End of Prior Year of Equity Awards that Failed to Meet Vesting Conditions in Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2023	$0	$123,232	$0	($275,776)	$0	—	($152,544)
2022	$0	($41,690,077)	$0	($29,176,632)	$0	—	($70,866,709)
2021	$0	$87,392,626	$0	$14,183,612	$0	—	$101,576,238
(3)
The dollar amounts reported in column (d) represent the average of the amounts of total compensation reported for our named executive officers (our “NEOs”) as a group (excluding Mr. Skates, who has served as our PEO since 2012) for each covered fiscal year in the “Total” column of the Summary Compensation Table for such fiscal year. Please refer to “Executive Compensation – Executive Compensation Tables – Fiscal Year 2023 Summary Compensation Table.” The names of each NEO (excluding our PEO) included for purposes of calculating the average of the amounts of total compensation in each covered fiscal year are as follows: (i) for 2023, Christopher Harms, our Chief Financial Officer, Hoang Vuong, our former Chief Financial Officer, Thomas Hansen, our President, and Curtis Liu, our Chief Technology Officer; (ii) for 2022, Hoang Vuong, our Chief Financial Officer, Thomas Hansen, our President, Curtis Liu, our Chief Technology Officer, and Matthew Heinz, our Chief Revenue Officer; and (iii) for 2021, Hoang Vuong, our Chief Financial Officer, and Matthew Heinz, our Chief Revenue Officer.

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(4)
The dollar amounts reported in column (e) represent the average of the amount of executive “compensation actually paid” to our NEOs as a group (excluding our PEO), as computed in accordance with Item 402(v) of Regulation S-K for each covered fiscal year. The dollar amounts do not reflect the average actual amount of compensation earned or received by or paid to our NEOs as a group (excluding our PEO) in each covered fiscal year. Our NEOs do not participate in a defined benefit plan, so no adjustment for pension benefits is included in the table below. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average of the total compensation of our NEOs as a group (excluding our PEO) for each covered fiscal year to determine the CAP, using the same methodology described above in Note 2(b):

Year	Average Reported Summary Compensation Table Total for Non-PEO Named Executive Officers	Average Reported Value of Equity Awards (a)	Average Equity Award Adjustments (b)	Average Compensation Actually Paid to Non- PEO Named Executive Officers
2023	$3,351,589	2,864,822	$1,755,794	$2,242,561
2022	$7,994,979	$7,496,242	($14,700,911)	($14,202,174)
2021	$771,571	$0	$39,875,109	$40,646,680
(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each covered fiscal year.

(b)
The valuation assumptions used to calculate the fair values of the stock options held by our NEOs as a group (excluding our PEO) that vested during or were outstanding as of the end of each covered fiscal year materially differed from those valuation assumptions disclosed at the time of grant in the following respects: the expected term assumptions varied from five years to ten years, the stock price volatility assumptions varied from 52.0% to 60.60%, and the risk-free interest rate assumptions varied from 0.9% to 4.75%, depending on the specific stock option the fair value of which was being recalculated. The valuation assumptions used to calculate the fair values of the RSU awards held by our NEOs as a group (excluding our PEO) that vested during or were outstanding as of the end of each covered fiscal year did not materially differ from those valuation assumptions disclosed at the time of grant. For the majority of these values, the valuation was based on objective, observable market prices on the closing price on the day of vest.

The amounts deducted or added in calculating the average total equity award adjustments are as follows:
Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value	Total Average Equity Award Adjustments
2023	$2,503,568	$133,446	$474,306	($134,872)	($1,220,654)	—	$1,755,794
2022	$5,152,809	($10,410,578)	$353,556	($9,796,698)	$0	—	($14,700,911)
2021	$0	$30,477,302	—	$9,397,807	$0	—	$39,875,109
(5)
Cumulative total stockholder return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our share price at the end and the beginning of the measurement period by our share price at the beginning of the measurement period.

(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: the NASDAQ Emerging Cloud Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our 2023 Annual Report.

(7)	The dollar amounts reported represent the amount of net income (loss) reflected in our audited financial statements for each covered fiscal year.
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Financial Performance Measures
For the fiscal years covered by this table, (i) in 2023, we used two financial performance measures, revenue and non-GAAP operating income, in our short-term incentive compensation award program and (ii) in 2022 and 2021 we did not use any financial or other performance measures for our short-term or long-term incentive compensation award programs. Please see our “Compensation Discussion and Analysis – Elements of our Executive Compensation Program – Cash-Based Incentive Compensation” for more information on our most important financial performance measures for the years covered by this table.
Analysis of Information Presented in Pay-Versus-Performance Table
As described in more detail in “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation program reflects a variable “pay-for-performance” philosophy. Over the three years since our Direct Listing, we have used financial or other performance measures to align executive compensation with our performance only in 2023 with respect to our short-term incentive compensation award program. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between the information presented in the Pay-Versus-Performance Table.
Compensation Actually Paid and Company TSR
As reflected by the following graph, the amount of compensation actually paid to our PEO and the average amount of compensation actually paid to our other NEOs as a group (excluding our PEO) is generally aligned with our TSR for the period presented in the Pay-Versus-Performance Table. This alignment of compensation actually paid with our cumulative TSR over the period presented results because a significant portion of the compensation provided to our PEO and our other NEOs is comprised of equity awards, the value of which is dependent on the growth of our common stock price. We believe equity compensation creates an ownership culture among our NEOs that provides an incentive to contribute to the continued growth and development of our business and aligns the interests of our NEOs with those of our stockholders. Generally, we seek to provide the majority of the target total direct compensation opportunity of our PEO and our other NEOs in the form of equity awards, including options to purchase shares of our common stock and restricted stock unit awards.
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Compensation Actually Paid and Net Income (Loss)
As reflected in the following graph, the amount of compensation actually paid to our PEO and the average amount of compensation actually paid to our other NEOs as a group (excluding our PEO) decreased significantly in 2022, while our net income (loss) also declined during that period. We have not used net income (loss) as a financial performance measure in our overall executive compensation program, so there is, at best, only an indirect correlation between our profitability and the compensation that we pay to our PEO and our other NEOs. As described in more detail in “Executive Compensation – Compensation Discussion and Analysis,” we seek to provide the majority of the target total direct compensation opportunity of our PEO and our other NEOs in the form of equity awards under our long-term incentive compensation program.
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Compensation Actually Paid and GAAP Revenue
As reflected in the following graph, the amount of compensation actually paid to our PEO and the average amount of compensation actually paid to our other NEOs as a group (excluding our PEO) decreased significantly in 2022, largely as a result of the decrease in unrealized appreciation in our PEO’s and other NEOs’ outstanding equity awards reflecting the volatility of our stock price during the year, while our revenue has consistently and significantly increased during the past three years. Given our growth-oriented focus, we have used and continue to use revenue as one of the financial performance measures in our short-term incentive compensation program and believe that, for purposes of our long-term incentive compensation program, revenue growth is an important contributing factor to the market’s evaluation of our stock price which is, of course, the key driver for the stock options granted to our PEO and other NEOs.
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Company TSR and Peer Group TSR
As reflected by the following graph, our cumulative TSR over the two-year period presented in the Pay-Versus-Performance Table was lower than the cumulative TSR of the peer group presented for this purpose, the NASDAQ Emerging Cloud Index. This noticeably differed from our TSR immediately following our Direct Listing and the TSR of the NASDAQ Emerging Cloud Index. For more information regarding our performance and the companies that the Compensation Committee considers when determining compensation for our PEO and our other NEOs, refer to “Executive Compensation – Compensation Discussion and Analysis.”

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Tablular List of Financial Performance Measures
The following represents a tabular list of the financial performance measures, which in our assessment represent the most important financial performance measures used by us to link compensation actually paid to our PEO and our other NEOs, for the most recently completed fiscal year, to our performance:
•	Revenue
•	Non-GAAP operating income
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REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
The material in this report is being furnished and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, nor shall the material in this section be deemed to be “soliciting material” or incorporated by reference in any registration statement or other document filed with the SEC under the Securities Act, except as otherwise expressly stated in such filing.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2023 Annual Meeting of Stockholders and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
Compensation Committee
James Whitehurst (Chairperson)
Ron Gill
Catherine Wong
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DIRECTOR COMPENSATION
For fiscal year 2023, directors who were executives of the Company were not eligible to receive compensation for their services as directors.
We maintain the Non-Employee Director Compensation Program for our non-employee directors. In fiscal year 2023, our non-employee directors who are affiliated with our investors were not eligible to receive cash directors’ fees as set forth below.
Non-Employee Director Compensation Program
Pursuant to the Non-Employee Director Compensation Program, our non-employee directors will receive cash compensation as set forth in the tables below.
Board Service
Non-Employee Director:	$30,000
Additional Board Service
Lead Independent Director:	$15,000
Non-Executive Chair:	$22,500
Additional Committee Service	Chair	Non-Chair
Audit Committee Member:	$20,000	$10,000
Compensation Committee Member:	$14,000	$7,000
Nominating and Corporate Governance Committee Member	$8,000	$4,000
Director fees under the Non-Employee Director Compensation Program are payable in cash in arrears in four equal quarterly installments not later than 30 days following the final day of each calendar quarter, provided that the amount of each payment will be prorated for any portion of a quarter that a director is not serving on our Board.
Directors may elect to receive all or a portion of their cash fees in RSUs, with each such RSU award covering a number of shares calculated by dividing (i) the amount of the annual retainer by (ii) the average per share closing trading price of our common stock over the most recent 30 trading days as of the grant date (the “30-day average price”). Such RSUs will be automatically granted on the fifth day of the month following the end of the calendar quarter to which the corresponding director fees were earned and will be fully vested on grant.
Under the Non-Employee Director Compensation Program, unless otherwise provided by the Board prior to the commencement of service of an applicable director, each non-employee director who is initially elected or appointed to serve on the Board after our Direct Listing will automatically be granted that number of RSUs upon the director’s initial appointment or election to our Board (the “Initial Grant”), calculated by dividing (i) $525,000 by (ii) the 30-day average price. The Initial Grant will vest as to one-third of the underlying shares on each anniversary of the grant date, subject to continued service through each applicable vesting date.
In addition, each non-employee director who (i) has been serving on the Board as of an annual stockholders’ meeting following our Direct Listing, (ii) for non-employee directors appointed after our
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Direct Listing, has an Initial Grant that will become fully vested within 12 months following such annual meeting, and (iii) will continue to serve on the Board following such annual meeting, will automatically be granted that number of RSUs upon such annual meeting (the “Annual Grant”), calculated by dividing (i) $175,000 by (ii) the 30-day average price. With respect to directors who were on the Board as of the date of our Direct Listing, subject to the satisfaction of subsections (i) and (iii) above, Mr. Gill was eligible to receive Annual Grants commencing with the 2022 Annual Meeting and Mses. Schultz, Steele and Wong and Mr. Whitehurst shall be eligible to receive Annual Grants commencing with the Annual Meeting.
The Annual Grant will be automatically granted on the date of the applicable annual meeting and will vest in full on the earlier of the first anniversary of the date of the grant or the date of the next annual meeting, subject to continued service through each applicable vesting date.
All equity awards held by non-employee directors under the Non-Employee Director Compensation Program will vest in full upon the consummation of a Change in Control (as defined in the 2021 Plan), subject to their continued service through immediately prior to such date. In addition, each non-employee director may elect to defer all or a portion of the RSUs they receive under the Non-Employee Director Compensation Program until the earliest of a fixed date properly elected by the director, the director’s termination of service, or a Change in Control.
Fiscal Year 2023 Director Compensation Table
The following table sets forth information concerning the compensation earned by our non-employee directors for fiscal year 2023.
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)($)	Option Awards(1)($)	Total ($)
Pat Grady	—	175,157	—	175,157
Ron Gill	57,000	175,157	—	232,157
Erica Schultz	34,000	—	—	34,000
Elisa Steele	48,000	—	—	48,000
Eric Vishria	—	175,157	—	175,157
James Whitehurst	59,000	—	—	59,000
Catherine Wong	37,000	—	—	37,000
(1)
Amounts shown represent the grant date fair value of stock awards and stock options earned during fiscal year 2023 as calculated in accordance with FASB ASC Topic 718. We provide information regarding the assumptions used to calculate the value of all stock awards and option awards made to our non-employee directors in Note 5 of the audited consolidated financial statements included in our 2023 Annual Report filed with the SEC on February 20, 2024.

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The table below shows the aggregate numbers of shares of common stock subject to unvested stock awards and option awards (exercisable and unexercisable) held as of December 31, 2023 by each non-employee director.
Name	Shares of Common Stock Subject to Stock Awards Outstanding as of December 31, 2023	Shares of Class A Common Stock Subject to Options Outstanding as of December 31, 2023
Pat Grady	17,206	—
Ron Gill	17,206	—
Erica Schultz	—	112,000
Elisa Steele	—	212,000
Eric Vishria	17,206	—
James Whitehurst	54,688	—
Catherine Wong	46,875	—
Equity Compensation Plan Information
The following table provides information as of December 31, 2023 with respect to shares of our common stock that may be issued under our existing equity compensation plans.
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
2021 Incentive Award Plan(1)	12,136,036(4)	$13.61(6)	18,260,813
2014 Stock Option and Grant Notice Plan (“2014 Plan”)(2)	13,433,298(5)	$3.61(6)	—
2021 Employee Stock Purchase Plan (“ESPP”)(3)	—	—	4,079,994
Equity compensation plans not approved by security holders	—	—	—
TOTAL	25,569,334	$4.40	22,340,807
(1)
In connection with our Direct Listing, our Board adopted, and our stockholders approved, the 2021 Plan. The initial number of shares of Class A common stock authorized and available for issuance in connection with the grant of future awards was 18,643,596 shares, plus any shares available for issuance under the 2014 Plan as of the effective date of the 2021 Plan. The number of shares remaining for issuance under the 2021 Plan includes awards granted and outstanding under the 2014 Plan that are forfeited or lapse unexercised after the effective date of the 2021 Plan. In addition, the 2021 Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year beginning in 2022 and ending in 2031 equal to the lesser of (A) 5% of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our Board; provided, however, that no more than 88,000,000 shares of stock may be issued upon the exercise of incentive stock options.

(2)
Holders of such shares of Class A common stock have a one-time right to exchange such shares of Class A common stock for an equal number of shares of Class B common stock until such time as the Class A common stock is transferred. There are no pre-defined time period or other restrictions related to the holder’s right to exchange such shares of Class A common stock.

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Holders may only elect to exchange all, and not a portion, of such shares of Class A common stock. Such right will transfer to a permitted transferee. Following the adoption of the 2021 Plan, any awards outstanding under the 2014 Plan continue to be governed by their existing terms but no further awards may be granted under the 2014 Plan.
(3)
The maximum number of shares of our Class A common stock which are authorized for sale under the ESPP is equal to the sum of (a) 2,663,371 shares of Class A common stock and (b) an annual increase on the first day of each year beginning in 2022 and ending in 2031, equal to the lesser of (i) 2% of the shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (ii) such number of shares of common stock as determined by our Board; provided, however, no more than 16,500,000 shares of our common stock may be issued under the ESPP. The shares reserved for issuance under the ESPP may be authorized but unissued shares or reacquired shares. As of December 31, 2023, 824,133 shares had been issued under the ESPP.

(4)
Consists of 1,123,305 shares of Class A common stock issuable upon exercise of outstanding options, and 11,012,731 shares of Class A common stock issuable upon vesting and settlement of outstanding RSUs.

(5)
Consists of 13,144,750 shares of Class A common stock issuable upon exercise of outstanding options, and 288,548 shares of Class A common stock issuable upon vesting and settlement of outstanding RSUs.

(6)	The weighted average exercise price shown is for stock options; other outstanding awards have no exercise price.
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to holdings of our common stock by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of Class A common stock or Class B common stock and (ii) each of our directors, each of our named executive officers and all current directors and executive officers as a group as of April 10, 2024, unless otherwise indicated.
The number of shares beneficially owned by each stockholder as described in this proxy statement is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. We have based percentage ownership of our common stock on 88,329,754 shares of our Class A common stock and 33,369,488 shares of our Class B common stock outstanding as of April 10, 2024. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 10, 2024 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of April 10, 2024 to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the business address of each such beneficial owner is c/o Amplitude, Inc., 201 3rd Street, Suite 200, San Francisco, California 94103. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.
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	Class A Common Stock		Class B Common Stock+
Name of Beneficial Owner	Shares	%	Shares	%	Percentage of Total Voting Power†
Named Executive Officers and Directors‡:
Spenser Skates(1)	1,848,194	2.0	6,352,146	19.0	13.1
Thomas Hansen(2)	538,192	*	—	—	*
Christopher Harms((3)	278,820	*	—	—	*
Curtis Liu(4)	712,511	*	7,382,208	22.1	14.7
Hoang Vuong(5)	1,461,964	1.6	—	—	*
Ron Gill(6)	40,878	*	310,000	*	*
Pat Grady(7)	2,826,100	3.2	7,591,076	22.7	16.0
Erica Schultz(8)	212,000	*	—	—	*
Elisa Steele(9)	214,796	*	—	—	*
Eric Vishria(10)	339,081	*	2,685,008	8.0	5.4
James Whitehurst(11)	89,481	*	—	—	*
Catherine Wong(12)	55,085	*	—	—	*
All current directors and executive officers as a group (11 persons)(13)	7,155,138	7.8	24,320,438	72.9	49.8
Other Greater Than 5% Stockholders:

Entities affiliated with Battery Ventures(14)	8,984,637	10.2	—	—	3.5
Benchmark Capital Partners VIII, LP(15)	—	—	2,685,008	8.0	5.3
Entities affiliated with Sequoia Capital(16)	2,798,951	3.2	7,424,391	22.2	15.6
FMR LLC(17)	4,817,692	5.5	—	—	1.9
The Vanguard Group(18)	7,843,411	8.9	—	—	3.1
BlackRock, Inc.(19)	5,180,907	5.9	—	—	2.0
T. Rowe Price Investment Management, Inc.(20)	6,870,653	7.8	—	—	2.7
Entities affiliated with Jasmine Ventures(21)	861,110	*	4,977,818	14.9	10.1
* Represents beneficial ownership of less than 1%.
+ The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis, such that each holder of Class B common stock beneficially owns an equivalent number of shares of Class A common stock.
‡ In connection with our Direct Listing, our Board amended all awards outstanding under our 2014 Plan to settle into Class A common stock (the “Equity Award Amendment”). Holders of Class A common stock received as a result of the Equity Award Amendment have the one-time right to exchange such shares of Class A common stock for an equal number of shares of Class B common stock until such time as the Class A common stock is transferred. The number of shares beneficially owned by our directors and executive officers as set forth herein does not give effect to any potential future conversion of Class A common stock issued pursuant to the 2014 Plan into shares of Class B common stock.
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† Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. Shares of our Class A common stock entitle the holder to one vote per share and shares of our Class B common stock entitle the holder to five votes per share.
(1)
Consists of (i) 6,352,146 shares of Class B common stock and (ii) 1,848,194 shares of Class A common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 10, 2024.

(2)
Consists of (i) 206,286 shares of Class A common stock, (ii) 50,000 shares of Class A common stock issuable upon the vesting of RSUs that vest within 60 days of April 10, 2024, and (iii) 273,654 shares of Class A common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 10, 2024.

(3)
Consists of (i) 101,623 shares of Class A common stock, (ii) 49,479 shares of Class A common stock issuable upon the vesting of RSUs that vest within 60 days of April 10, 2024, and (iii) 127,718 shares of Class A common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 10, 2024.

(4)
Consists of (i) 79,228 shares of Class A common stock held in a trust over which Mr. Liu exercises voting and investment discretion, (ii) 7,382,208 shares of Class B common stock held in a trust over which Mr. Liu exercises voting and investment discretion, including 1 unvested share subject to repurchase by us, and (iii) 633,283 shares of Class A common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 10, 2024, held in a trust over which Mr. Liu exercise voting and investment discretion.

(5)
Consists of (i) 541,485 shares of Class A common stock and (ii) 920,479 shares of Class A common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 10, 2024. Beginning in July 2023, Mr. Vuong entered into arrangements with a securities broker pursuant to which he wrote covered call options with respect to his holdings of our common stock. As of April 10, 2024, 539,800 covered calls remained outstanding. None of these covered calls were in the money as of April 10, 2024, and all of these call options will expire by October 18, 2024.

(6)
Consists of (i) 23,672 shares of Class A common stock, (ii) 310,000 shares of Class B common stock, and (iii) 17,206 shares of Class A common stock issuable upon the vesting of RSUs that vest within 60 days of April 10, 2024.

(7)
Consists of (i) 9,943 shares of Class A common stock, (ii) 166,685 shares of Class B common stock, (iii) 17,206 shares of Class A common stock issuable upon the vesting of RSUs that vest within 60 days of April 10, 2024, and (iv) shares listed in footnote 16 below held of record by entities affiliated with Sequoia Capital. Mr. Grady, one of our directors, is a partner of Sequoia Capital and, therefore, may be deemed to exercise voting and investment discretion with respect to the shares listed in footnote 16 below. Mr. Grady disclaims beneficial ownership of all such shares.

(8)
Consists of (i) 100,000 shares of Class A common stock and (ii) 112,310 shares of Class A common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 10, 2024.

(9)
Consists of (i) 212,000 shares of Class A common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 10, 2024 and (ii) 2,796 shares of Class A Common Stock issuable pursuant to vested RSUs, the settlement of which has been deferred pursuant to the terms of our Non-Employee Director Compensation Program.

(10)
Consists of (i) 10,667 shares of Class A common stock, (ii) 311,208 shares of Class A common stock held directly by entities controlled by Mr. Vishria, (iii) 17,206 shares of Class A common stock issuable upon the vesting of RSUs that vest within 60 days of April 10, 2024, and (iv) shares listed in footnote 15 below held of record by Benchmark Capital Partners VIII, L.P.

(11)
Consists of (i) 78,125 shares of Class A common stock, (ii) 3,544 shares of Class A common stock issuable pursuant to vested RSUs, the settlement of which has been deferred pursuant to the terms of our Non-Employee Director Compensation Program, and (iii) 7,812 shares of Class A common stock issuable upon the vesting of RSUs that vest within 60 days of April 10, 2024.

(12)	Consists of (i) 47,272 shares of Class A common stock and (ii) 7,813 shares of Class A common issuable upon the vesting of RSUs that vest within 60 days of April 10, 2024.
(13)
Consists of (i) 3,766,251 shares of Class A common stock, (ii) 24,320,438 shares of Class B common stock, including 1 unvested share subject to repurchase by us, (iii) 3,206,849 shares of Class A common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 10, 2024, (iv) 174,974 shares of Class A common stock issuable upon the vesting of RSUs that vest within 60 days of April 10, 2024, and (v) 7,064 shares of Class A common stock issuable pursuant to vested RSUs, the settlement of which has been deferred pursuant to the terms of our Non-Employee Director Compensation Program.

(14)
Based solely on a Schedule 13G filed with the SEC on February 14, 2024 with respect to shares of our common stock held as of December 31, 2023. Consists of (i) 154,579 shares of Class A common stock held of record by Battery Investment Partners XI, LLC (“BIP XI”), (ii) 3,335,348 shares of Class A common stock held of record by Battery Ventures XI-A, L.P. (“BV XI-A”), (iii) 3,465,221 shares of Class A common stock held of record by Battery Ventures XI-A Side Fund, L.P. (“BV XI-A SF”), (iv) 881,274 shares of Class A common stock held of record by Battery Ventures XI-B, L.P. (“BV XI-B”), (v) 751,403 shares of Class A common stock held of record by Battery Ventures XI-B Side Fund, L.P. (“BV XI-B SF”), (vi) 361,099 shares of Class A common stock held of record by Battery Ventures Select Fund I, L.P. (“BV Select I”) and (vii) 35,713 shares of Class B common stock held of record by Battery Investment Partners Select Fund I, L.P. (“BIP Select I”). The sole general partner of BV XI-A and BV XI-B is Battery Partners XI, LLC (“BP XI”). The sole general partner of BV XI-A SF and BV XI-B SF is Battery Partners XI Side Fund, LLC (“BP XI SF”). The sole managing member of BIP XI is BP XI. The sole general partner of BV Select I is Battery Partners Select Fund I, L.P. whose sole general partner is Battery Partners Select Fund I GP, LLC (“BP Select”). The general partner of BIP Select I is BP Select. The investment adviser of BP XI, BP XI SF, and BP Select I is Battery Management Corp. (together with BP XI, BP XI SF, and BP Select I, the “Battery Companies”). The managing members and officers of the Battery

2024 Proxy Statement	66

Companies who share voting and dispositive power with respect to such shares are Neeraj Agrawal, Michael Brown, Jesse Feldman, Russell Fleischer, Roger H. Lee, Chelsea Stoner, Dharmesh Thakker, and Scott R. Tobin. Each of the foregoing persons disclaims beneficial ownership of these shares except to the extent of his/her pecuniary interest therein. The address of each of these entities is One Marina Park Drive, Suite 1100, Boston, Massachusetts 02210.
(15)
Based solely on a Schedule 13G filed with the SEC on February 14, 2024 with respect to shares of our common stock held as of December 31, 2023 and a Form 4 filed on behalf of Eric Vishria on February 28, 2024. The shares are held by Benchmark Capital Partners VIII, L.P. (“BCP VIII”), for itself and as nominee for Benchmark Founders’ Fund VIII, L.P. (“BFF VIII”) and Benchmark Founders’ Fund VIII-B, L.P. (“BFF VIII-B”). Benchmark Capital Management Co. VIII, L.L.C., the general partner of BCP VIII, BFF VIII, and BFF VIII-B, may be deemed to have sole voting and investment power over shares held by BCP VIII. Mr. Vishria, along with Matthew R. Cohler, Peter H. Fenton, J. William Gurley, An-Yen Hu, Mitchell H. Lasky, Chetan Puttagunta, and Sarah E. Tavel are the managing members of Benchmark Capital Management Co. VIII, L.L.C. and may be deemed to hold shared voting and investment power with respect to the shares held by BFF VIII. The address for each of these persons and entities is 2965 Woodside Road, Woodside, California 94062.

(16)
Based solely on a Schedule 13D filed with the SEC on November 14, 2023 with respect to shares of our common stock held as of November 7, 2023. Consists of (i) 2,554,932 shares of Class B common stock held directly by SEQUOIA CAPITAL GLOBAL GROWTH FUND III – ENDURANCE PARTNERS, L.P. (“SC GGF III”), (ii) 4,869,459 shares of Class B common stock held directly by SEQUOIA CAPITAL U.S. GROWTH FUND VIII, LP (“GF VIII”), (iii) 235,201 shares of Class A common stock held directly by SEQUOIA CAPITAL U.S. VENTURE 2010 – SEED FUND, L.P. (“USV 2010 –SEED”), (iv) 2,225,077 shares of Class A common stock held directly by SEQUOIA CAPITAL U.S. GROWTH FUND IX, L.P. (“GF IX”), (v) 95,885 shares of Class A common stock held directly by SEQUOIA CAPITAL U.S. GROWTH PARTNERS FUND IX, L.P. (“GF STP IX”), and (vi) 242,788 shares of Class A common stock held directly by SEQUOIA CAPITAL U.S. GROWTH IX PRINCIPALS FUND, L.P. (“GF IX PF”). SC US (TTGP), Ltd. is (i) the general partner of SCGGF III – Endurance Partners Management, L.P., which is the general partner of SC GGF III, (ii) the general partner of SC U.S. GROWTH VIII MANAGEMENT, L.P., which is the general partner of GF VIII, (iii) the general partner of SC U.S. VENTURE 2010 MANAGEMENT, L.P, which is the general partner of USV 2010 –SEED and (iv) the general partner of SC U.S. GROWTH IX MANAGEMENT, L.P., which is the general partner of each of GF IX, GF STP IX and GF IX PF (collectively, the “GF IX Funds”). As a result, SC US (TTGP), Ltd. may be deemed to share voting and dispositive power with respect to the shares held by GGF III, GF VIII, USV 2010 – SEED and the GF IX Funds. The directors and stockholders of SC US (TTGP), Ltd. who exercise voting and investment discretion with respect to GGF III are Douglas M. Leone and Roelof Botha. As a result, and by virtue of the relationships described in this paragraph, each such person may be deemed to share voting and dispositive power with respect to the shares held by the GGF III, GF VIII, USV 2010 – SEED, and the GF IX Funds, as applicable. Each of the above persons and entities expressly disclaims beneficial ownership of any securities described above except to the extent such person or entity actually exercises voting or dispositive power with respect to such securities. The business address of the above persons and entities is 2800 Sand Hill Road, Suite 101, Menlo Park, California 94025.

(17)
Based solely on a Schedule 13G filed with the SEC on February 9, 2024 with respect to shares of our common stock held as of December 29, 2023. The filing reports (i) sole power to vote or to direct the vote with respect to 4,186,347 shares of Class A common stock and (ii) sole power to dispose or to direct the disposition of 4,187,692 shares of Class A common stock. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(18)
Based solely on a Schedule 13G filed with the SEC on February 13, 2024 with respect to shares of our common stock held as of December 29, 2023. The filing reports (i) shared voting power with respect to 119,029 shares of Class A common stock, (ii) sole dipositive power with respect to 7,663,634 shares of Class A common stock, and (iii) shared dispositive power with respect to 179,777 shares of Class A common stock. The Vanguard Group, Inc.’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities reported herein. The address of the Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(19)
Based solely on a Schedule 13G filed with the SEC on January 29, 2024 with respect to shares of our common stock held as of December 31, 2023. The filing reports sole power to vote or direct the vote, and sole power to dispose or to direct the disposition of, 5,110,795 shares of Class A common stock. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the Class A common stock. The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

(20)
Based solely on a Schedule 13G filed with the SEC on February 14, 2024 with respect to shares of our common stock held as of December 31, 2023. The filing reports (i) shared voting power with respect to 2,150,356 shares of Class A common stock and (ii) sole dispositive power with respect to 6,870,653 shares of Class A common stock. T. Rowe Price Investment Management, Inc. (“Price Investment Management”) does not serve as custodian of the assets of any of its clients; accordingly, in each instance only the client or the client's custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. The ultimate power to direct the receipt of dividends paid with respect to, and the

2024 Proxy Statement	67

proceeds from the sale of, such securities, is vested in the individual and institutional clients which Price Investment Management serves as investment adviser. Any and all discretionary authority which has been delegated to Price Investment Management may be revoked in whole or in part at any time. The address of Price Investment Management is 101 E. Pratt Street, Baltimore, Maryland 21201.
(21)
Based solely on a Schedule 13G filed with the SEC on February 13, 2023 with respect to shares of our common stock held as of December 31, 2022. Consists of (i) 861,110 shares of Class A common stock over which GIC Private Limited has sole voting and dispositive discretion, pursuant to an investment management agreement with the Government of Singapore, and (ii) 4,977,818 shares of Class B common stock held of record by Jasmine Ventures Pte. Ltd. Jasmine Ventures Pte. Ltd. shares the power to vote and dispose of these shares with GIC Special Investments Pte. Ltd. and GIC Private Limited, both of which are private limited companies incorporated in Singapore. GIC Special Investments Pte. Ltd. is wholly owned by GIC Private Limited and is the private equity investment arm of GIC Private Limited. GIC Private Limited is wholly owned by the Government of Singapore and was set up with the sole purpose of managing Singapore’s foreign reserves. The Government of Singapore disclaims beneficial ownership of these shares. The address of the principal business office for each of the above entities is 168 Robinson Road, #37-01 Capital Tower, Singapore 068912.

2024 Proxy Statement	68

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Related Person Transactions
Our Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interest (or the perception thereof). Our Board has adopted a written policy on transactions with related persons that is in conformity with the requirements for companies having common stock that is listed on Nasdaq. This policy covers any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, that meets the disclosure requirements set forth in Item 404 of Regulation S-K under the Securities Act, in which we were or are to be a participant and in which a “related person,” as defined in Item 404, had, has or will have a direct or indirect material interest. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including but not limited to whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.
Related Person Transactions
The following is a description of each transaction or agreement since January 1, 2023 and each currently proposed transaction in which:
•	we have been or are to be a participant;
•	the amount involved exceeded or exceeds $120,000; and
•
any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of any class of our voting securities, or any immediate family member of, or person sharing a household with, any of these individuals or entities, had or will have a direct or indirect material interest.

The following descriptions include summaries of certain provisions of our related party agreements and are qualified in their entirety by reference to the full text of any such agreement filed as an exhibit to our 2023 Annual Report.
In addition, from time to time, we do business with other companies on whose boards of directors certain of our directors serve and/or that are affiliated with certain holders of our capital stock. We believe that all such arrangements have been entered into in the ordinary course of business and have been conducted on an arm’s-length basis.
Commercial Transaction with Entrata
On September 29, 2023, we entered into an ordinary course business transaction with Entrata, Inc. for the provision of Amplitude Platform Services. Our director, Ms. Wong, serves as Chief Operating Officer and Chief Product Officer of Entrata, Inc. The contract amount was $220,000 for Amplitude Platform Services, plus $22,500 for Professional Services.
2024 Proxy Statement	69

Investors’ Rights Agreement
We are party to an amended and restated investors’ rights agreement with certain holders of 5% or more of our capital stock and entities affiliated with certain of our directors, as well as certain of our directors and executive officers. The agreement grants rights to certain holders, including certain registration rights with respect to the registrable securities held by them, subject to certain exceptions. The investors’ rights agreement also provided for a right of first refusal in favor of certain holders of redeemable convertible preferred stock with regard to certain issuances of our capital stock. The right of first refusal terminated in connection with our Direct Listing.
Director and Executive Officer Compensation
See “Executive and Director Compensation” for information regarding compensation of directors and executive officers.
Employment Agreements
We have entered into employment agreements with our executive officers. For more information regarding these agreements, see “Executive and Director Compensation.”
Director and Officer Indemnification and Insurance
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have also obtained an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.
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OTHER MATTERS
Stockholder Proposals and Nominations
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2025 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 201 3rd Street, Suite 200, San Francisco, California 94103 in writing not later than December 30, 2024.
Stockholders intending to present a proposal at the 2025 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2025 Annual Meeting of Stockholders no earlier than February 11, 2025 and no later than March 13, 2025. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2025 Annual Meeting of Stockholders is held before May 12, 2025, or after August 10, 2025, then our Secretary must receive such written notice not later than the 90th day prior to the 2025 Annual Meeting of Stockholders or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
We intend to file a proxy statement and WHITE proxy card with the SEC in connection with our solicitation of proxies for our 2025 Annual Meeting of Stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our executive officers and directors and persons who own more than ten percent of any class of our equity securities (“10% stockholders”), file reports of ownership and changes of ownership with the SEC. Such executive officers, directors, and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.
SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of copies of reports furnished to us, and on written representations from reporting persons, we believe that during our fiscal year ended December 31, 2023, all Section 16(a) filing requirements were satisfied on a timely basis.
Solicitation of Proxies
The accompanying proxy is solicited by and on behalf of our Board, whose notice is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, phone, and email by our directors, officers, and other employees
2024 Proxy Statement	71

who will not be specially compensated for these services. We will also request that brokers, nominees, custodians, and other fiduciaries forward soliciting materials to the Beneficial Holders of shares held by the brokers, nominees, custodians, and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.
Annual Report on Form 10-K
A copy of Amplitude’s 2023 Annual Report, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record as of April 12, 2024 without charge upon written request addressed to:
Amplitude, Inc.
Attention: Secretary
201 3rd Street, Suite 200
San Francisco, California 94103
Exhibits to the 2023 Annual Report are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. You also may access this proxy statement and our 2023 Annual Report on the SEC’s website at www.sec.gov and on our website at investors.amplitude.com/financial-information/sec-filings.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE PHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU REQUESTED TO RECEIVE PAPER PROXY MATERIALS, THEN YOU MAY ALSO VOTE BY MAILING A COMPLETE, SIGNED AND DATED PROXY CARD OR VOTING INSTRUCTION CARD IN THE ENVELOPE PROVIDED. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors
Spenser Skates
Chairperson of the Board & Chief Executive Officer
San Francisco, California
April   , 2024
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Appendix A
RESTATED CERTIFICATE OF INCORPORATION OF
AMPLITUDE, INC.
(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)
Amplitude, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),
DOES HEREBY CERTIFY:
FIRST: That the name of this corporation is Amplitude, Inc. and that this corporation was originally incorporated pursuant to the General Corporation Law by the filing of its original certificate of incorporation on November 29, 2011 under the name Sonalight, Inc.
SECOND: That the Board of Directors duly adopted resolutions proposing to amend and restate the Restated Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:
RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended and restated in its entirety as follows:
ARTICLE I
The name of this corporation is Amplitude, Inc.
ARTICLE II
The address of the registered office of this corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE III
The nature of the business or purposes to be conducted or promoted by this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.
ARTICLE IV
A. Authorization of Stock. The total number of shares of capital stock of all classes that this corporation is authorized to issue is 1,220,000,000 which are divided into three classes, consisting of 600,000,000 shares of Class A Common Stock, par value $0.00001 per share (the “Class A Common Stock”), 600,000,000 shares of Class B Common Stock, par value $0.00001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), and 20,000,000 shares of preferred stock, par value $0.00001 per share (the “Preferred Stock”).
B. Preferred Stock. Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of this corporation (the “Board”) as hereinafter provided. Subject to the rights of the holders of any series of Preferred Stock and except as otherwise provided by law, any shares of Preferred Stock that may be redeemed, purchased or acquired by this corporation may be reissued by this corporation.
Authority is hereby expressly granted to the Board from time to time to issue the Preferred Stock in one or more series and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designations relating thereto in accordance with the General Corporation Law, to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior, equal or junior to any other series of Preferred Stock to the extent permitted by law.
C. Common Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Common Stock are as set forth below in this Article IV(C).
1. Dividend Rights. Subject to the rights of the holders of any series of Preferred Stock then outstanding, the holders of the Class A Common Stock and Class B Common Stock shall be entitled to receive, on an equal priority, pari passu basis, when, as and if declared by the Board, out of any assets of this corporation legally available therefor, any dividends as may be declared from time to time by the Board, unless different or disproportionate treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of the Class A Common Stock and Class B Common Stock, each voting as a separate class; provided, however, that in the event that such dividends are paid in the form of shares of Common Stock or options or rights to acquire shares of Common Stock, or securities convertible into or exchangeable or exercisable for shares of Common Stock, the holders of shares of Class A Common Stock shall receive shares of Class A Common Stock or options or rights to acquire (or securities convertible into or exchangeable or exercisable for) shares of Class A Common Stock, and the holders of shares of Class B Common Stock shall receive shares of Class B Common Stock or options or rights to acquire (or securities convertible into or exchangeable or exercisable for) shares of Class B Common Stock, and the payment of such dividends shall be deemed to have been made on an equal priority, pari passu basis.
2. Liquidation Rights. Subject to the rights of the holders of any series of Preferred Stock then outstanding, upon the dissolution, distribution of assets, liquidation or winding up of this corporation, whether voluntary or involuntary, holders of Class A Common Stock and Class B Common Stock will be entitled to receive ratably all assets of this corporation available for distribution to its stockholders unless disparate or different treatment of the shares of each such class with respect to distributions upon any such liquidation, dissolution, distribution of assets or winding up is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.
3. Redemption. The Common Stock is not redeemable at the option of the holder thereof.
4. Voting Rights. Holders of Class A Common Stock, as such, shall have the right to one vote for each such share. Holders of Class B Common Stock, as such, shall have the right to five (5) votes for each such share. Each holder of shares of Common Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of this corporation (as the same may be amended and/or restated, the “Bylaws”). Except as otherwise expressly provided by this Restated Certificate of Incorporation (as the same may be amended and/or restated, the “Restated Certificate of Incorporation”) or as required by applicable law, the holders of shares of Class A Common Stock and Class B Common Stock shall at all times vote together as a single class on all matters (including the election or removal of directors) submitted to a vote of the stockholders of the corporation. There shall be no cumulative voting.
5. Subdivision or Combinations. Shares of Class A Common Stock or Class B Common Stock may not be subdivided, combined or reclassified unless the shares of the other class are concurrently therewith proportionately subdivided, combined or reclassified in a manner that maintains the same proportionate equity ownership between the holders of the outstanding Class A Common Stock and Class B Common Stock on the record date for such subdivision, combination or reclassification; provided, however, that shares of one such class may be subdivided, combined or reclassified in a different or disproportionate manner if such subdivision, combination or reclassification is approved in advance by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting as a separate class.
6. Mergers, Consolidation or Other Transactions. In the case of any distribution or payment in respect of the shares of Class A Common Stock or Class B Common Stock upon the merger or consolidation of this corporation with or into any other entity, or in the case of any other transaction having an effect on stockholders substantially similar to that resulting from a merger or consolidation of this corporation with or into any other entity, such distribution or payment shall be made ratably on a per share basis among the holders of the Class A Common Stock and Class B Common Stock; provided, however, that shares of one such class may receive different or disproportionate distributions or payments in connection with such merger, consolidation or other transaction if (i) the only difference in the per share distribution to the holders of Class A Common Stock and Class B Common Stock is that any securities distributed to the holders of Class B Common Stock have five (5) times the voting power of any securities distributed to the holders of Class A Common Stock, or (ii) such merger, consolidation or other transaction is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting as a separate class. In the event that the holders of shares of Class A Common Stock or Class B Common Stock are granted rights to elect to receive one of two or more alternative forms of consideration in connection with such merger, consolidation or other transaction, then such consideration shall be deemed to have been made ratably on a per share basis among the holders of the Class A Common Stock and Class B Common Stock as a single class if the holders of all of such shares are granted identical election rights.
7. Equal Status. Except as expressly provided in this Article IV(C), Class A Common Stock and Class B Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters.
8. Conversion.
(a) Certain Definitions. As used in this Article IV(C), Section 8, the following terms shall have the following meanings:
(i) “Affiliate” means (i) with respect to any specified person that is an entity, any other person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified person, including, without limitation, any general partner, managing member, officer, director or manager of such person and any venture capital, private equity, investment advisor or other investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management (or shares the same management, advisory company or investment advisor) with, such person, and (ii) with respect to any specified person who is a natural person or an entity held solely by a natural person or a trust created by a natural person, (a)(1) such natural person and (2) any spouse, registered domestic partner, lineal descendant (including any adopted lineal descendant), sibling, parent, grandparent or any lineal descendants of any of the foregoing (including any adopted lineal descendant), and any of the foregoing relations by virtue of marriage or registered domestic partnership relationship (including step-relations) (each a “Family Member” and, more than one such Family Member, “Family Members”) and (b) any custodian, trustee (including a trustee of a voting trust), executor or other fiduciary for the account of (1) such natural person or any one or more Family Members of such natural person or (2) any trust or other entity contemplated by subsections 8(c)(ii), (iii) and (iv) below.
(ii) “Class B Stockholder” means (i) the registered holder of a share of Class B Common Stock at the Effective Time and (ii) the registered holder of any shares of Class B Common Stock that are originally issued by this corporation after the Effective Time.
(iii) “Effective Time” means 3:00 p.m. (Eastern Time) on September 21, 2021.
(iv) “Founder” shall mean each of Curtis Liu, Spenser Skates and Jeffrey Wang, and “Founders” shall mean all of them.
(v) “Incapacity” shall mean that such Founder is incapable of managing such Founder’s financial affairs under the criteria set forth in the applicable probate code that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months as determined by a licensed medical practitioner. In the event of a dispute regarding whether a Founder has suffered an Incapacity, no Incapacity of such Founder will be deemed to have occurred unless and until an affirmative ruling regarding such Incapacity has been made by a court of competent jurisdiction.
(vi) “Transfer” shall mean, with respect to a share of Class B Common Stock, any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, after the Effective Time. A “Transfer” shall also include, without limitation, (i) a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether or not there is a corresponding change in beneficial ownership) or (ii) the transfer of, or entering into a binding agreement with respect to, Voting Control over a share of Class B Common Stock by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer”: (a) the grant of a proxy to officers or directors of this corporation at the request of the Board of Directors of this corporation in connection with actions to be taken at an annual or special meeting of stockholders; (b) the pledge of shares of Class B Common Stock by a Class B Stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction so long as the Class B Stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares of Class B Common Stock or other similar action by the pledgee shall constitute a “Transfer”; (c) the fact that, as of the Effective Time or at any time after the Effective Time, the spouse of any Class B Stockholder possesses or obtains an interest in such holder’s shares of Class B Common Stock arising solely by reason of the application of the community property laws of any jurisdiction; or (d) the entering into a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with a broker or other nominee where the holder entering into the plan retains Voting Control over the shares; provided, however, that a Transfer of such shares of Class B Common Stock by such broker or other nominee shall constitute a “Transfer” at the time of such Transfer, so long as in each of the foregoing clauses (a), (b), (c) and (d) no other event or circumstance shall exist or have occurred that constitutes a “Transfer” of such shares of Class B Common Stock.
(vii) “Voting Control” shall mean, with respect to a share of Class B Common Stock, the exclusive power (whether directly or indirectly) to vote or direct the voting of such share of Class B Common Stock by proxy, voting agreement or otherwise.
(b) Voluntary Conversion. Each share of Class B Common Stock shall be convertible into one fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the transfer agent of this corporation.
(c) Automatic Conversion upon Transfer. Each share of Class B Common Stock shall automatically, without any further action, convert into one fully paid and nonassessable share of Class A Common Stock upon a Transfer of such share of Class B Common Stock; provided, however, that no such automatic conversion shall occur (1) in the case of a Transfer by a Class B Stockholder of shares of Class B Common Stock with the prior written approval of this corporation or (2) in the case of a Transfer by a Class B Stockholder of any shares of Class B Common Stock to any of the persons or entities listed in clauses (i) through (vii) below (each, a “Permitted Transferee”) and from any such Permitted Transferee back to such Class B Stockholder and/or any other Permitted Transferee established by or for the benefit of such Class B Stockholder:
(i) a Family Member of such Class B Stockholder;
(ii) a trust for the benefit of such Class B Stockholder or persons other than the Class B Stockholder so long as the Class B Stockholder and/or Family Members of such Class B Stockholder have sole dispositive power and Voting Control with respect to the shares of Class B Common Stock held by such trust; provided that such Transfer does not involve any payment of cash, securities, property or other consideration to the Class B Stockholder (other than as a settlor or beneficiary of such trust) and, provided, further, that in the event such Class B Stockholder and/or Family Members of such Class B Stockholder no longer have sole dispositive power and Voting Control with respect to the shares of Class B Common Stock held by such trust, each share of Class B Common Stock then held by such trust shall automatically convert into one fully paid and nonassessable share of Class A Common Stock;
(iii) a trust under the terms of which such Class B Stockholder has retained a “qualified interest” within the meaning of §2702(b)(1) of the Internal Revenue Code (or successor provision) and/or a reversionary interest so long as the Class B Stockholder and/or Family Members of such Class B Stockholder have sole dispositive power and Voting Control with respect to the shares of Class B Common Stock held by such trust; provided, however, that in the event such Class B Stockholder and/or Family Members of such Class B Stockholder no longer have sole dispositive power and Voting Control with respect to the shares of Class B Common Stock held by such trust, each share of Class B Common Stock then held by such trust shall automatically convert into one fully paid and nonassessable share of Class A Common Stock;
(iv) an Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code (or successor provision), or a pension, profit sharing, stock bonus or other type of plan or trust of which such Class B Stockholder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code (or successor provision); provided that in each case such Class B Stockholder and/or Family Members of such Class B Stockholder have sole dispositive power and Voting Control with respect to the shares of Class B Common Stock held in such account, plan or trust, and provided, further, that in the event the Class B Stockholder and/or Family Members of such Class B Stockholder no longer have sole dispositive power and Voting Control with respect to the shares of Class B Common Stock held by such account, plan or trust, each share of Class B Common Stock then held by such trust shall thereupon automatically convert into one fully paid and nonassessable share of Class A Common Stock;
(v) a corporation, partnership or limited liability company in which such Class B Stockholder and/or Family Members of such Class B Stockholder directly, or indirectly through one or more Permitted Transferees, own shares, partnership interests or membership interests, as applicable, with sufficient Voting Control in the corporation, partnership or limited liability company, as applicable, or otherwise have legally enforceable rights, such that the Class B Stockholder and/or Family Members of such Class B Stockholder retain sole dispositive power and Voting Control with respect to the shares of Class B Common Stock held by such corporation, partnership or limited liability company; provided, however, that in the event the Class B Stockholder and/or Family Members of such Class B Stockholder no longer own sufficient shares, partnership interests or membership interests, as applicable, or no longer have sufficient legally enforceable rights, to ensure the Class B Stockholder and/or Family Members of such Class B Stockholder retain sole dispositive power and Voting Control with respect to the shares of Class B Common Stock held by such corporation, partnership or limited liability company, as applicable, each share of Class B Common Stock then held by such corporation, partnership or limited liability company, as applicable, shall thereupon automatically convert into one fully paid and nonassessable share of Class A Common Stock;
(vi) from (A) a Founder or such Founder’s Affiliates to (B) another Founder or such other Founder’s Affiliates; or
(vii) an Affiliate of a Class B Stockholder, provided that the person or entity holding sole dispositive power and Voting Control with respect to the shares of Class B Common Stock being Transferred (the “Controlling Person”) retains, directly or indirectly, sole dispositive power and Voting Control with respect to the shares following such Transfer; provided further that in the event the Controlling Person no longer has sole dispositive power and Voting Control with respect to the shares of Class B Common Stock Transferred to such Affiliate, each such share of Class B Common Stock Transferred to such Affiliate shall thereupon automatically convert into one fully paid and nonassessable share of Class A Common Stock unless such transaction is otherwise approved by this corporation.

(d) Automatic Conversion of Founder Shares. Each share of Class B Common Stock held of record by a Founder or by such Founder’s Permitted Transferees, shall automatically, without any further action, convert into one fully paid and nonassessable share of Class A Common Stock upon the earlier of (i) the death or Incapacity of such Founder or (ii) the date that is six (6) months following the date on which such Founder is no longer an employee or director of this corporation (unless such Founder has rejoined this corporation as an employee or a director during such six (6) month period) (each, a “Founder Conversion Date”).
(e) Final Conversion of Class B Common Stock. On the Final Conversion Date (as defined below) each outstanding share of Class B Common Stock shall automatically, without any further action, convert into one share of Class A Common Stock. Following such conversion, all shares of Class B Common Stock shall be automatically cancelled and retired and the reissuance of all shares of Class B Common Stock shall be prohibited. Following such retirement and cancellation, this corporation shall file a certificate of retirement with the Delaware Secretary of State, at which time all references to Class B Common Stock in this Restated Certificate of Incorporation shall be eliminated and the number of authorized shares of capital stock of this corporation and Class B Common Stock shall be reduced accordingly. “Final Conversion Date” means 5:00 p.m. in New York City, New York on the first day on or after the date that is six (6) months following the date on which no Founder is an employee or director of this corporation (unless a Founder has rejoined this corporation during such six (6) month period), provided that, if the Final Conversion Date would otherwise occur on a date on which the securities exchange on which this corporation’s shares are then principally listed or traded is not open for trading, the Final Conversion Date shall be deemed to occur on the first date on which such exchange is open for trading.
(f) Effect of Conversion. In the event of a conversion of shares of Class B Common Stock to shares of Class A Common Stock pursuant to this Article IV(C), Section 8, such conversion shall be deemed to have been made at the time that this corporation’s transfer agent receives the written notice required, the time that the Transfer of such shares occurred, the Founder Conversion Date or the Final Conversion Date, as applicable. Upon any conversion of Class B Common Stock to Class A Common Stock, all rights of the holder of such shares of Class B Common Stock shall cease and the person or persons in whose names or names the certificate or certificates representing the shares of Class B Common Stock are to be issued, if any, shall be treated for all purposes as having become the record holder or holders of such number of shares of Class A Common Stock into which such Class B Common Stock were convertible. Shares of Class B Common Stock that are converted into shares of Class A Common Stock as provided in this Article IV(C), Section 8 shall be automatically cancelled and retired and shall not be reissued. Notwithstanding anything to the contrary herein or otherwise, if any shares of Class B Common Stock outstanding and entitled to vote as of the record date for determining stockholders entitled to vote at any meeting of stockholders are converted into shares of Class A Common Stock after such record date but prior to the final adjournment of such meeting, the shares of Class B Common Stock so converted shall be deemed for purposes of determining the establishment of a quorum and for purposes of voting at such meeting to be outstanding and entitled to vote at such meeting as shares of Class B Common Stock.
(g) Reservation of Stock. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock.
9. Adjustment in Authorized Common Stock. The number of authorized shares of Class A Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding or the number of shares required to be reserved hereunder to effectuate the conversion of shares of Preferred Stock and the conversion of shares of Class B Common Stock into shares of Class A Common Stock) by the affirmative vote of the holders of a majority in voting power of the outstanding capital stock of this corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law and without a separate vote of the holders of the Class A Common Stock, Class B Common Stock or Preferred Stock, subject to the rights of the holders of one or more outstanding series of Preferred Stock, voting as a separate series or together as a class with one or more other series, pursuant to the terms of this Restated Certificate of Incorporation.
10. Administration. This corporation may, from time to time, establish such policies and procedures relating to the conversion of the Class B Common Stock to Class A Common Stock and the general administration of this dual class Common Stock structure, including the issuance of stock certificates with respect thereto, as it may deem necessary or advisable, and may request that holders of shares of Class B Common Stock furnish affidavits or other proof to this corporation as it deems necessary to verify the ownership of Class B Common Stock and to confirm that a conversion to Class A Common Stock has not occurred. All references in this Restated Certificate of Incorporation to a “certificate” or “certificates” representing shares of this corporation’s capital stock include a notice or notices of issuance of uncertificated shares.
ARTICLE V
Except as otherwise provided in this Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to adopt, amend and repeal any or all of the Bylaws. In addition to any vote of the holders of any class or series of stock of this corporation required by applicable law or by this Restated Certificate of Incorporation, the adoption, amendment or repeal of the Bylaws by the stockholders shall require the affirmative vote of the holders of at least 66-2/3% of the voting power of the then-outstanding shares of capital stock of this corporation entitled to vote generally in the election of directors, voting together as a single class.
ARTICLE VI
A. Except as otherwise provided by this Restated Certificate of Incorporation or applicable law, the business and affairs of this corporation shall be managed by or under the direction of the Board. In addition to the powers and authority expressly conferred upon them by statute or by this Restated Certificate of Incorporation or the Bylaws, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by this corporation.
B. Subject to the rights of the holders of any outstanding series of Preferred Stock to elect additional directors under specified circumstances, the total number of directors constituting the Whole Board shall be fixed from time to time exclusively by resolution adopted by a majority of the Whole Board. For purposes of this Restated Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. No decrease in the number of directors constituting the Whole Board shall shorten the term of any incumbent director.
C. The directors (other than any directors elected by the holders of one or more outstanding series of Preferred Stock, voting separately as a series or together with one or more other such series, as the case may be) shall be divided, with respect to the time for which they severally hold office, into three classes designated as Class I, Class II and Class III, respectively (the “Classified Board”). Each such class shall consist, as nearly as possible, of one-third of the total number of such directors. The Board is authorized to assign members of the Board already in office to such classes of the Classified Board. The initial term of office of the Class I directors shall expire at this corporation’s first annual meeting of stockholders following the date on which shares of Common Stock are first publicly traded (the “Direct Listing Date”), the initial term of office of the Class II directors shall expire at this corporation’s second annual meeting of stockholders following the Direct Listing Date and the initial term of office of the Class III directors shall expire at this corporation’s third annual meeting of stockholders following the Direct Listing Date. At each annual meeting of stockholders following the Direct Listing Date, directors elected to succeed those directors of the class whose terms then expire shall be elected for a term of office that expires at the third succeeding annual meeting of stockholders after their election.
D. Each director shall hold office until the annual meeting at which such director’s term expires and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation, disqualification or removal. Any director may resign at any time upon notice to this corporation given in writing or by electronic transmission. Subject to the special rights of the holders of any outstanding series of

Preferred Stock, any director or the entire Board may be removed but only for cause and only by the affirmative vote of the holders of at least 66-2/3% of the voting power of the then-outstanding shares of capital stock of this corporation entitled to vote generally in the election of directors, voting together as a single class.
E. Subject to the special rights of the holders of any outstanding series of Preferred Stock to elect directors, any vacancy occurring in the Board for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall, unless (i) the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders or (ii) as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which the director has been assigned expires or until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation, disqualification or removal.
F. During any period when the holders of any outstanding series of Preferred Stock, voting separately as a series or together with one or more other such series, have the right to elect additional directors pursuant to the provisions of this Restated Certificate of Incorporation, then upon commencement and for the duration of the period during which such right continues: (i) the number of directors fixed pursuant to Article VI(A) shall automatically be increased by such specified number of directors, and the holders of such series of Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, resignation, retirement, disqualification or removal. Whenever the holders of any series of Preferred Stock having any such right to elect one or more additional directors are divested of such right pursuant to the provisions of this Restated Certificate of Incorporation, the terms of office of such additional directors shall thereupon terminate (in which case each such additional director shall cease to be qualified as, and shall cease to be, a director) and the total number of directors of the corporation shall automatically be reduced accordingly.
G. Election of directors need not be by written ballot unless the Bylaws shall so provide.
ARTICLE VII
A. Subject to the rights of any outstanding series of Preferred Stock, any action required or permitted to be taken by the stockholders of this corporation must be effected at a duly called annual or special meeting of stockholders of this corporation and may not be effected by any consent in writing by such stockholders.
B. Special meetings of stockholders of this corporation may be called only by the Board acting pursuant to a resolution adopted by a majority of the Whole Board and may not be called by any other person or persons. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.
C. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of this corporation shall be given in the manner and to the extent provided in the Bylaws.
ARTICLE VIII
A. To the fullest extent permitted by law, no director of this corporation shall be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.
B. Neither any amendment nor repeal of this Article VIII, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article VIII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of this corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

ARTICLE IX
Except as otherwise provided in this Restated Certificate of Incorporation, this corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that notwithstanding any other provision of this Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of shares of any class or series of capital stock of this corporation required by law or by this Restated Certificate of Incorporation:
A. The affirmative vote of the holders of at least 66-2/3% of the voting power of the then-outstanding shares of capital stock of this corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Articles IV (subject to Section (C)9 of Article IV), V, VI, VII, VIII, this Article IX(A) and Article X.
B. So long as any shares of Class B Common Stock remain outstanding, this corporation shall not, without the prior affirmative vote of the holders of a majority of the outstanding shares of the Class B Common Stock, voting as a separate class, in addition to any other vote required by applicable law or this Restated Certificate of Incorporation, directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise, amend, alter, change, repeal or adopt any provision of this Restated Certificate of Incorporation (i) that alters or changes, any of the voting, conversion, dividend or liquidation provisions of the shares of Class B Common Stock or other rights, powers, preferences or privileges of the shares of Class B Common Stock; (ii) to provide for each share of Class A Common Stock to have more than one vote per share or any rights to a separate class vote of the holders of the shares of Class A Common Stock other than as provided by this Restated Certificate of Incorporation or required by the General Corporation Law; or (iii) to otherwise adversely affect the rights, powers, preferences or privileges of the shares of Class B Common Stock in a manner that is disparate from the manner in which it affects the rights, powers, preferences or privileges of the shares of Class A Common Stock; and
C. So long as any shares of Class A Common Stock remain outstanding, this corporation shall not, without the prior affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock, voting as a separate class, in addition to any other vote required by applicable law or this Restated Certificate of Incorporation, directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise, amend, alter, change, repeal or adopt any provision of this Restated Certificate of Incorporation to provide for each share of Class B Common Stock to have more than five (5) votes per share or for any rights to a separate class vote of the holders of shares of Class B Common Stock, other than as provided by this Restated Certificate of Incorporation or required by the General Corporation Law.
ARTICLE X
Unless this corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of this corporation, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of this corporation to this corporation or this corporation’s stockholders, including without limitation a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law or the Restated Certificate of Incorporation or Bylaws or as to which the General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim related to or involving this corporation that is governed by the internal affairs doctrine.
Unless this corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Nothing in this Restated Certificate of Incorporation shall preclude stockholders that assert claims under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from bringing such claims in federal court to the extent that the Exchange Act confers exclusive federal jurisdiction over such claims, subject to applicable law.
For the avoidance of doubt, the provisions of this Article X are intended to benefit and may be enforced by this corporation, its officers and directors, the underwriters of, or financial advisors in connection with, any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering.
Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of this corporation shall be deemed to have notice of and consented to the provisions of this Article X.
ARTICLE XI
A. To the fullest extent permitted by law, no officer of this corporation shall be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer. Without limiting the effect of the preceding sentence, if the General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of an officer, then the liability of an officer of this corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.
B. Neither any amendment nor repeal of this Article XI, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article XI, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of an officer of this corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.
* * *
~~THIRD: The foregoing amendment and restatement was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the General Corporation Law.~~
~~FOURTH~~THIRD: That said Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Restated Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.
IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this ~~21st~~[  ] day of ~~September~~June, ~~2021~~2024.
AMPLITUDE, INC.

By:
Name:	Spenser Skates
Title:	Chief Executive Officer

Appendix B
Reconciliation of GAAP and Non-GAAP Information
Reconciliation of GAAP Cash Flows from Operations to Free Cash Flow
(in thousands, except percentages)	Year Ended December 31, 2023
Net cash provided by (used in) operating activities	$25,630
Less:
Purchases of properly and equpment	(1,279)
Capitalization of internal-use software costs	(1,904)
Free cast flow	$22,447
Net cash provided by (used in) operating activities margin	9.3%
Non-GAAP adjustments	(1.2%)
Free cash flow margin	8.1%
B-1

Amplitude

SCAN TO VIEW MATERIALS & VOTE

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 10, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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V44627-P09560 KEEP THIS PORTION FOR YOUR RECORDS

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AMPLITUDE, INC.

The Board of Directors recommends you vote FOR the following nominees:

	For All	Withhold All	For All Except
1. The election of four Class III directors to hold office until the 2027 Annual Meeting of Stockholders, and until each such director's respective successor is elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Ron Gill
02) Elisa Steele
03) Eric Vishria
04) James Whitehurst

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:

NOTE: The proxies may vote in their discretion upon such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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V44628-P09560

AMPLITUDE, INC.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 11, 2024, 9:00 A.M. PACIFIC TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Spenser Skates and Christopher Harms, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Amplitude, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Pacific Time on June 11, 2024, via live webcast at www.virtualshareholdermeeting.com/AMPL2024, and any continuation, postponement, or adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

ANY ADDITIONAL BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR ANY CONTINUATION, POSTPONEMENT, OR ADJOURNMENT THEREOF WILL BE VOTED IN ACCORDANCE WITH THE JUDGEMENT OF THE PERSON VOTING THE PROXY. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO COMMENCEMENT OF VOTING AT THE ANNUAL MEETING OF STOCKHOLDERS OR ANY CONTINUATION, POSTPONEMENT, OR ADJOURNMENT THEREOF.

Continued and to be signed on reverse side